 As filed with the Securities and Exchange Commission on November 12, 2021

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lincoln National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation or Organization)

35-1140070

(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road

Radnor, PA 19087

(484) 583-1400

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

LNL Agents’ 401(k) Savings Plan

(Full Title of Plan)

Nancy A. Smith

Senior Vice President and Secretary

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, PA 19087

(484) 583-1400

(Name, Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed Maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (no par value)(3)	2,802,000(1)	72.06(2)	$201,912,120	$18,717.25

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are being registered such additional shares as may be issuable pursuant to the anti-dilution provisions of The Lincoln National Life Insurance Company (“LNL”) Agents’ Savings and Profit-Sharing Plan (the “Plan”), by reason of stock splits, stock dividends, recapitalizations or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act based upon the average of the high and low sale prices of LNC’s Common Stock on November 9, 2021 as reported on the New York Stock Exchange composite transactions tape.

(3) Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus, which also relates to Lincoln National Corporation’s Registration Statements on Form S-3, Registration Nos. 333-163672, 333-185105, 333-208110 and 333-228471 and the Registration Statement on Form S-1 of LNL Agents’ 401(k) Savings Plan, formerly known as The Lincoln National Life Insurance Company (“LNL”) Agents’ Savings and Profit-Sharing Plan, Registration No. 333-163855 (together, the “Prior Registration Statements”). This Registration Statement also constitutes the fourth post-effective amendment to the Prior Registration Statements. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The prospectus included in this Registration Statement is a combined prospectus pursuant to Rule 429 of the Securities Act of 1933, as amended. The combined prospectus relates to this Registration Statement as well as a Registration Statement on Form S-1 registering the interests in LNL Agents’ 401(k) Savings Plan, formerly known as The Lincoln National Life Insurance Company Agents’ Savings and Profit Sharing Plan. The portions of the prospectus relating to each Registration Statement are being combined into a single prospectus as a matter of convenience for the participants in LNL Agents’ 401(k) Savings Plan.

The information included in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 12, 2021

2,802,000 Shares

LINCOLN NATIONAL CORPORATION

COMMON STOCK

(No Par Value)

And

RELATED PLAN INTERESTS

Offered as set forth in this Prospectus pursuant to the

LNL AGENTS’ 401(k) SAVINGS PLAN

This prospectus relates to 2,802,000 shares of the Common Stock of Lincoln National Corporation to be offered and sold to eligible agents of The Lincoln National Life Insurance Company and certain of its affiliated entities under the LNL Agents’ 401(k) Savings Plan, which we refer to in this prospectus as the “Plan.” This prospectus also relates to an indeterminate number of Plan interests in LNL Agents’ 401(k) Savings Plan, which are referred to as “Plan Interests” in this prospectus. The Plan Interests do not carry separate voting rights.

Our Common Stock is listed on the New York Stock Exchange under the symbol “LNC.” On November 9, 2021, the last reported sale price of our Common Stock on the New York Stock Exchange composite transaction tape was $72.21 per share. The Plan Interests are not listed for trading on any securities exchange or included in any automated quotation system. We will not apply to list the Plan Interests on any securities exchange or to include the Plan Interests in any automated quotation system.

Each investment option offered to participants under the Plan, referred to as investment options or separate accounts, has its own investment objectives or goals and strategies for meeting those objectives. Investing in each option involves risks, including possible loss of principal, and there is no guarantee that an option will achieve its stated investment objectives. If an option’s investment manager makes incorrect judgments about the markets, the economy, or companies, the return on a participant’s investment may be adversely affected. Investments in any of these options are not bank deposits and are not endorsed, insured, or guaranteed by the Federal Deposit Insurance Corporation (FDIC), any government agency, or bank.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 12, 2021

ABOUT THIS PROSPECTUS

This prospectus also constitutes a Summary Plan Description, and highlights the key features of the Plan. This prospectus does not describe all the details of the Plan. The Plan Document explains your benefits, rights and responsibilities in more detail, and is the controlling document in the case of any discrepancy between this prospectus and the Plan Document. It is important for you to read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information.” You should rely only on information in this prospectus, the Plan Document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information. Our business, financial condition, results of operations and prospectus may have changed since those dates.

If you have any questions about the Plan that are not answered in this Prospectus, or if you would like a copy of the Plan Document, such additional information can be obtained (without charge) from:

Lincoln National Corporation Benefits Committee
c/o Jonmichael Daly, Chair
150 N. Radnor Chester Road
Radnor, PA 19087-5238

IRS CIRCULAR 230 NOTICE: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S tax advice contained in this Prospectus was not intended or written to be used or referred to, and cannot be used or referred to for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transaction or matter addressed in this Prospectus.  Individuals should seek tax advice based on their own particular circumstances from an independent tax advisor.

Unless otherwise indicated, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation together with its subsidiaries and affiliates.

 REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS

THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED OF THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

i

GENERAL INFORMATION

The Lincoln National Life Insurance Company’s (“LNL”) Board of Directors first adopted the Plan on May 11, 1978 for the benefit of eligible participants and those of participating affiliates. The Plan became effective January 1, 1979.

The Plan provides eligible participants serving as independent contractors to us with a convenient and systematic method of saving. Under the Plan, there are currently sixteen (16) investment accounts, one of which is the LNC Stock Fund (see the section entitled “Your Investment Options”). Lincoln Financial Group Trust Company, Inc. is the Plan Trustee (see “Plan Trustee” in the section entitled “Administration of the Plan”).

Lincoln National Corporation (“LNC,” “we,” “us” or “our”) is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions. These products primarily include fixed and indexed annuities, variable annuities, universal life insurance (“UL”), variable universal life insurance (“VUL”), linked-benefit UL and VUL, indexed universal life insurance (“IUL”), term life insurance, employer-sponsored retirement plans and services, and group life, disability and dental. LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies. As of December 31, 2020, LNC had consolidated assets of $365.9 billion and consolidated stockholders’ equity of $22.7 billion. For the year ended December 31, 2020, LNC had total revenues of $17.4 billion and net income of $499 million.

We provide products and services and report results through the following four business segments:

Annuities, Retirement Plan Services, Life Insurance and Group Protection.

We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

The following description of the Plan is a summary of its key terms and provisions. The statements contained in this prospectus concerning the Plan are qualified in their entirety by reference to the terms of the Plan itself, which is the legally controlling document. Eligible participants and their beneficiaries may obtain copies of the Plan upon request, or review them at our principal executive office.

FORWARD-LOOKING STATEMENTS – CAUTIONARY LANGUAGE

This prospectus may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

●	The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

●	Further deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;

●	Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

●	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;

●	Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

●	The impact of U.S. federal tax reform legislation on our business, earnings and capital;

●	The impact of Regulation Best Interest or other regulations adopted by the SEC, the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

●	Actions taken by reinsurers to raise rates on in-force business;

●	Further declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits (“EGPs”) and demand for our products;

●	Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

●	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;

●	The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

●	A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”); and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

●	Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

●	A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

●	Changes in accounting principles that may affect our business, results of operations and financial condition;

●	Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

●	Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

●	Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

●	Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

●	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;

●	The adequacy and collectability of reinsurance that we have obtained;

●	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

●	Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

●	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and

●	The unanticipated loss of key management, financial planners or wholesalers

The risks and uncertainties included here are not exhaustive. Other sections of this prospectus, including “Risk Factors” beginning on page 3, and our most recent annual report on Form 10-K, as well as other reports that we file with the Securities and Exchange Commission (the “SEC”), include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effects of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

RISK FACTORS

You should carefully consider the risks described below and those incorporated by reference into this prospectus before making an investment decision regarding your benefits under the Plan.  The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our Common Stock could decline substantially.  In addition, there are risks in investing your money in the investment choices offering under the Plan.  These risks are discussed with the description of each investment option.

Market Conditions

The impacts of the COVID-19 pandemic have adversely affected and are expected to continue to adversely affect our business and results of operations, and the future impacts of the COVID-19 pandemic on the company’s business, results of operations and financial condition remain uncertain.

The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic during 2020 adversely affected, and during 2021 are expected to continue to adversely affect, our earnings as well as our business, results of operations and financial condition. As a result of the pandemic and ensuing conditions, we have experienced and expect to continue to experience higher mortality, leading to an elevated incidence and level of life insurance claims. In addition, we have experienced and expect to continue to experience an increase in short-term disability claims related to the pandemic, and, beginning in 2021, we expect we may experience an increase in long-term disability claims due to the recessionary conditions and high levels of unemployment that emerged during 2020. Increased life and disability claim levels adversely affect our earnings. We may also experience an increase in activity such as surrenders of policies, missed premium payments or 401(k) hardship withdrawals due to changes in consumer behavior as a result of financial stress. Because the vast majority of our employees continue to work from home, along with many of our vendors and customers, and such conditions may continue well into 2021, our business operations may be adversely impacted, among other things, due to privacy incidents, cybersecurity incidents, technological issues or operational disruptions on the part of our vendors, and we may experience distribution disruptions as we continue to sell our products virtually.

The severe restriction in economic activity caused by the COVID-19 pandemic and increased level of unemployment in the United States have contributed to increased volatility and uncertainty regarding expectations for the economy and markets going forward. Although states have eased restrictions and the capital markets have mostly recovered, it is unclear when the economy will operate under normal or near-normal conditions. In response to the economic impact of the COVID-19 pandemic, the Federal Reserve cut interest rates to near zero in March 2020 and announced in September 2020 its intention to keep interest rates near zero for the foreseeable future. We expect the continuation of the low interest rate environment to continue to adversely affect the interest margins of our businesses. For a discussion of specific risks related to economic and market conditions and low interest rates see the additional risk factors under “Market Conditions” below.

In addition, although the economic environment has improved from early in 2020, there could be continued weakness in the current environment that could impact select corporate industries and parts of the commercial mortgage loan market. The current environment could lead to increased credit defaults and/or negative ratings migrations, resulting in an increase to our allowance for credit losses and additional write-downs of financial assets for impairments in our broader investment portfolio.

The impacts of the pandemic may also have the effect of increasing the likelihood and/or magnitude of many of the other risks described below, including in particular the risks described under “Liquidity and Capital Position” and “Investments.” The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.

Weak conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. Major central bank policy actions, slowing of global growth, trade policy and political policy uncertainty remain key challenges for markets and our business. These macro-economic conditions have in the past and may in the future have an adverse effect on us given our credit and equity market exposure. In the event of extreme prolonged market events, such as the global credit crisis and recession that occurred during 2008 and 2009, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss and ratings downgrades due to market volatility.

Factors such as consumer spending, business investment, domestic and foreign government spending, the volatility and strength of the capital markets, the potential for inflation or deflation and uncertainty over domestic and foreign government actions all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower disposable income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we have experienced and expect to continue to experience an elevated incidence of claims and could experience an increase in lapses or surrenders of policies. Our contract holders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy have in the past and could in the future affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition.

Changes in interest rates and sustained low interest rates may cause interest rate spreads to decrease, impacting our profitability, and make it more challenging to meet certain statutory requirements, and changes in interest rates may also result in increased contract withdrawals.

Interest rate fluctuations and/or a sustained period of low interest rates could negatively affect our profitability. Some of our products, principally fixed annuities and UL, including linked-benefit UL, have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our spread, or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts. Spreads are an important component of our net income. Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our businesses or results of operations. In addition, low rates increase the cost of providing variable annuity living benefit guarantees, which could negatively affect our variable annuity profitability.

In periods when interest rates are declining or remain at low levels, we may have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments reducing our spread. Moreover, borrowers may prepay fixed-income securities, commercial mortgages and mortgage-backed securities in our general account in order to borrow at lower market rates, which exacerbates this risk. Lowering interest crediting rates helps to mitigate the effect of spread compression on some of our products. However, because we are entitled to reset the interest rates on our fixed-rate annuities only at limited, pre-established intervals, and since many of our contracts have guaranteed minimum interest or crediting rates, our spreads could still decrease. As of December 31, 2020, 37% of our annuities business, 80% of our retirement plan services business and 88% of our life insurance business with guaranteed minimum interest or crediting rates were at their guaranteed minimums.

Our expectation for future spreads is an important component in the amortization of DAC and value of business acquired (“VOBA”) as it affects the future profitability of the business. Currently, new money rates are at historically low levels, with the Federal Reserve decreasing the target range for the federal funds rate in March 2020 to a range of 0.00% to 0.25%. Due to the continued low interest rate environment, in 2020 we updated our interest rate assumptions for the second year in a row, which included lowering starting new money rates and reducing our long-term new money investment yield assumption. As a result of these updates, we recorded unfavorable after-tax unlocking during 2020, which was most pronounced in our Life Insurance segment. We cannot give assurance that persistent low interest rates will not result in future unfavorable unlocking. For additional information on interest rate risks, see “Part II – Item 7A. Quantitative and Qualitative Disclosures About Market Risk – Interest Rate Risk” in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K).

A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations. During periods of sustained lower interest rates, our recorded policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened, thereby reducing net income in the affected reporting period. Accordingly, declining interest rates may materially affect our results of operations, financial condition and cash flows and significantly reduce our profitability. In addition, a decline in market interest rates may make it more challenging for us to pass certain asset adequacy tests related to statutory reserves, given the required conservatism of some of the regulations with which we must comply. To meet these requirements, we may be required to post asset adequacy reserves, which, depending on the size of the reserve, could materially affect our financial results.

Increases in market interest rates may also negatively affect our profitability. In periods of rapidly increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher crediting rates necessary to keep our interest-sensitive products competitive. We, therefore, may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets. Increases in interest rates may cause increased surrenders and withdrawals of insurance products. In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to buy products with perceived higher returns. This process may lead to a flow of cash out of our businesses. These outflows may require investments to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. A sudden demand among consumers to change product types or withdraw funds could lead us to sell assets at a loss to meet the demand for funds. Furthermore, unanticipated increases in withdrawals and termination may cause a change in our DAC and VOBA assets due to a change in future expected profitability, which would reduce net income. An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed-income securities that comprise a substantial portion of our investment portfolio. An increase in interest rates could also result in decreased fee income associated with a decline in the value of variable annuity account balances invested in fixed-income funds.

Because the equity markets and other factors impact the profitability and expected profitability of many of our products, changes in equity markets and other factors may significantly affect our business and profitability.

The fee income that we earn on variable annuities is based primarily upon account values, and the fee income that we earn on VUL insurance policies is partially based upon account values. Because strong equity markets result in higher account values, strong equity markets positively affect our net income through increased fee income. Conversely, a weakening of the equity markets results in lower fee income and may have a material adverse effect on our results of operations and capital resources.

The increased fee income resulting from strong equity markets increases the estimated gross profits (“EGPs”) from variable insurance products as do better than expected lapses, mortality rates and expenses. As a result, higher EGPs may result in lower net amortized costs related to DAC, deferred sales inducements (“DSI”), VOBA, deferred front-end loads (“DFEL”) and changes in future contract benefits. However, a decrease in the equity markets, as well as worse than expected lapses, mortality rates and expenses, depending upon their significance, may result in higher net amortized costs associated with DAC, DSI, VOBA, DFEL and changes in future contract benefits and may have a material adverse effect on our results of operations and capital resources. If we had unlocked our reversion to the mean (“RTM”) assumption in the corridor as of December 31, 2020, we would have recorded favorable unlocking of approximately $365 million, pre-tax, primarily within our Annuities segment. For further information about our RTM process, see “Critical Accounting Policies and Estimates – DAC, VOBA, DSI and DFEL – Reversion to the Mean” in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) in the 2020 Form 10-K.

Changes in the equity markets, interest rates and/or volatility affect the profitability of our products with guaranteed benefits; therefore, such changes may have a material adverse effect on our business and profitability.

Certain of our variable annuity and fixed indexed annuity products include optional guaranteed benefit riders. These include GDB (variable annuity only), GWB and GIB riders. Both the level of expected payments and expected total assessments used in calculating the benefit reserves are affected by the equity markets. The liabilities related to fair value are impacted by changes in equity markets, interest rates, volatility, foreign exchange rates and credit spreads. Accordingly, strong equity markets, increases in interest rates and decreases in volatility will generally decrease the reserves calculated using fair value. Conversely, a decrease in the equity markets along with a decrease in interest rates and an increase in volatility will generally result in an increase in the reserves calculated using fair value.

Increases in reserves would result in a charge to our earnings in the quarter in which the increase occurs. Therefore, we maintain a customized dynamic hedge program that is designed to mitigate the risks associated with income volatility around the change in reserves on guaranteed benefits. However, the hedge positions may not be effective to exactly offset the changes in the carrying value of the guarantees due to, among other things, the time lag between changes in their values and corresponding changes in the hedge positions, high levels of volatility in the equity markets and derivatives markets, extreme swings in interest rates, contract holder behavior different than expected, a strategic decision to adjust the hedging strategy in reaction to extreme market conditions or inconsistencies between economic and statutory reserving guidelines and divergence between the performance of the underlying funds and hedging indices.

In addition, we remain liable for the guaranteed benefits in the event that derivative or reinsurance counterparties are unable or unwilling to pay, and we are also subject to the risk that the cost of hedging these guaranteed benefits increases, resulting in a reduction to net income. These, individually or collectively, may have a material adverse effect on net income, financial condition or liquidity.

Legislative, Regulatory and Tax

Our businesses are heavily regulated and changes in regulation and in supervisory and enforcement policies may affect our insurance subsidiary capital requirements, reduce our profitability, limit our growth or otherwise adversely affect our business, results of operations and financial condition.

Our insurance subsidiaries are subject to extensive supervision and regulation in the states in which we do business. The insurance departments of the domiciliary states exercise principal regulatory jurisdiction over our insurance subsidiaries. The extent of regulation by the states varies, but, in general, most jurisdictions have laws and regulations governing standards of solvency, adequacy of reserves, reinsurance, capital adequacy, licensing of companies and agents to transact business, prescribing and approving policy forms, regulating premium rates for some lines of business, prescribing the form and content of statutory financial statements and reports, regulating the type and amount of investments permitted, and standards of business conduct. In addition, state insurance holding company laws impose restrictions on certain inter-company transactions and limitations on the amount of dividends that insurance subsidiaries can pay.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, sometimes lead to changes in business practices or additional expense, statutory reserves and/or RBC requirements for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations. For example, the NAIC is considering modifications to the ESG used to calculate life and annuity reserves according to the Valuation Manual (e.g. VM-20 and VM-21) and required capital for certain annuities and single premium life insurance products and variable annuities and similar products, which could affect the level and volatility of statutory reserves and required capital for products in scope. The economic scenarios are a key input in the statutory reserve and required capital calculations for certain products, such as variable annuities. If the NAIC adopts an ESG that produces scenarios with characteristics that differ significantly from what the current ESG prescribed in these calculations would produce under the same circumstances, this could have a significant impact on the statutory reserves and required capital for products in scope upon adoption as well as affect how the statutory reserves and required capital for these products respond to changes in market conditions. We are monitoring all potential changes and evaluating the potential impact they could have on our product offerings and financial condition and results of operations. See “Item 1. Business – Regulatory – Insurance Regulation” in the 2020 Form 10-K for a discussion of additional changes under consideration and recent changes implemented by the NAIC, including recent changes to principles-based reserving, changes to the accounting, reserve and RBC regulations related to the variable annuity business, and changes to AG49, and the impact of such changes on our business.

Although we endeavor to maintain all required licenses and approvals, our businesses may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time. Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. As of December 31, 2020, no state insurance regulatory authority had imposed on us any material fines or revoked or suspended any of our licenses to conduct insurance business in any state or issued an order of supervision with respect to our insurance subsidiaries that would have a material adverse effect on our results of operations or financial condition.

Compliance with existing and emerging privacy regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of consumer and client information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations.

Complying with the numerous privacy laws and regulations to which we are subject and other existing, emerging and changing privacy requirements could cause us to incur substantial costs or require us to change our business practices and policies. Non-compliance could result in monetary penalties or significant legal liability. For more information, see “Item 1. Business – Regulatory – Privacy Regulations” In the 2020 Form 10-K.

Many of the associates who conduct our business have access to, and routinely process, personal information of clients through a variety of media, including information technology systems. We rely on various internal processes and controls to protect the confidentiality of consumer and client information that is accessible to, or in the possession of, our company and our associates. It is possible that an associate could, intentionally or unintentionally, disclose or misappropriate confidential consumer or client information or our data could be the subject of a cybersecurity attack. If we fail to maintain adequate internal controls or if our associates fail to comply with our policies and procedures, misappropriation or intentional or unintentional inappropriate disclosure or misuse of consumer or client information could occur. Such internal control inadequacies or non-compliance could materially damage our reputation or lead to regulatory, civil or criminal investigations and penalties, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

In addition, we analyze customer data to better manage our business. There has been increased scrutiny, including from U.S. state and federal regulators, regarding the use of “big data” techniques such as price optimization. In August 2020, members of the NAIC unanimously adopted guiding principles on artificial intelligence, to inform and articulate general expectations for businesses, professionals and stakeholders across the insurance industry as they implement artificial intelligence tools to facilitate operations. We cannot predict what, if any, actions may be taken with regard to “big data,” but any inquiries and limitations could have a material impact on our business, financial condition and results of operations.

Federal regulatory actions could result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Our broker-dealer and investment adviser subsidiaries as well as our variable annuities and variable life insurance products, are subject to regulation and supervision by the SEC and FINRA. Applicable laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations. The foregoing regulatory or governmental bodies, as well as the DOL and others, have the authority to review our products and business practices and those of our agents, advisers, registered representatives, associated persons and employees. In recent years, there has been increased scrutiny of insurance companies and their affiliates by these bodies, which has included more extensive examinations, regular sweep inquiries and more detailed review of disclosure documents. These regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper. These actions can result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Changes to laws or regulations could adversely affect our distribution model and may result in additional disclosure and other requirements related to the sale and delivery of our products and services, which may adversely affect our business.

In 2019, the SEC approved “Regulation Best Interest,” including a new standard of conduct for broker-dealers under the Exchange Act, which requires a broker-dealer to act in the best interest of a retail customer when making a recommendation of any securities transaction, without putting its financial interests ahead of the interests of a retail customer. Among other things, the final rule includes provisions setting forth certain required disclosures, policies and procedures to identify conflicts of interest, and customer-specific best interest obligations. In addition, the SEC approved the use of a new disclosure document, Form CRS, which is intended to provide retail investors with information about the nature of their relationship with their investment professional and supplements other more detailed disclosures. Regulation Best Interest and Form CRS became effective as of September 10, 2019, with a transition period for compliance through June 30, 2020, as of which date broker-dealers were required to be compliant. The adoption of Regulation Best Interest has not had a material impact on our business to date.

In June 2020, the DOL proposed a new prohibited transaction exemption, which was finalized in December 2020, and will allow the payment of compensation to investment advice fiduciaries who comply with the requirements of the new exemption. The new exemption generally tracks the standard set forth in Regulation Best Interest and went into effect on February 16, 2021. It is uncertain whether there will be efforts to revise the new rule in the future.

In addition to the SEC and DOL rules, the NAIC and several states have either enacted or proposed laws and regulations requiring investment advisers, broker-dealers and/or agents to meet a higher standard of care and provide additional disclosures when providing advice to their clients, resulting in additional requirements related to the sale of our products. For more information on these regulations, see “Item 1. Business – Regulatory – Federal Initiatives – SEC Rules and Other Regulations relating to the Standard of Care Applicable to Investment Advisers and Broker-Dealers” In the 2020 Form 10-K.

Additional disclosure and other requirements could adversely affect our business by causing us to reevaluate or change certain business practices or otherwise. If any revised DOL fiduciary rule or any additional new rules that are implemented are more onerous than Regulation Best Interest, or are not coordinated with Regulation Best Interest, the impact on our business could be substantial. While we continue to monitor and evaluate the various proposals, we cannot predict what other proposals may be made, or what new legislation or regulation may be introduced or become law. Therefore, until such time as final rules or laws are in place, the potential impact on our business is uncertain.

Changes in U.S. federal income tax law could impact our tax costs and the products that we sell.

Changes in tax laws or interpretations of such laws could increase our corporate taxes and negatively impact our results of operations and financial condition. Tax authorities may enact changes in tax law or issue new regulations or other pronouncements that could increase our current tax burden and impose new taxes on our business. Guidance on previously enacted tax law changes could impact our interpretations of existing law and also have an impact on our business.

Following the recent Presidential election, tax policy changes are being considered related to the taxation of individuals and corporations. Changes to the individual tax system could affect the attractiveness of the products we sell, impacting our sales, product profitability and financial results. An increase in the marginal corporate tax rate would negatively impact our earnings and free cash flows and also affect the value of our recorded deferred tax balances.

We continue to monitor and evaluate the various proposals included in the tax plan put forward by the new Administration, and also those that are being considered by the various state and local jurisdictions as a direct or indirect result of the COVID-19 pandemic. Until such time that one or more of these proposals are introduced or enacted into law, the specific impact on our business is uncertain.

Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

We are, and in the future may be, subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the businesses in which we operate. Some of these legal proceedings have been brought on behalf of various alleged classes of complainants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. Substantial legal liability in these or future legal or regulatory actions could have a material financial effect or cause significant harm to our reputation, which in turn could materially harm our business prospects.

Implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions will subject us to substantial additional federal regulation, and we cannot predict the effect on our business, results of operations, cash flows or financial condition until final implementation.

Significant rulemaking across numerous agencies within the federal government has been implemented since the enactment of the Dodd-Frank Act in 2010. The Dodd-Frank Act and corresponding global initiatives imposed significant changes to the regulation of derivatives transactions, which we use to mitigate many types of risk in our business. Significantly, swap documentation and processing requirements continue to change in light of rules for margining uncleared swaps. As we prepare to comply with requirements to post initial margin beginning in September 2021, we continue to evaluate the ways we will be required to manage our derivatives trading and the attendant liquidity requirements. Although these rules provide some flexibility in the categories of eligible collateral, we may be required to hold more of our assets in cash and other low-yielding investments in order to satisfy margin requirements. Operational requirements attendant to the new margining regime are potentially burdensome and costly. Swaps clearing requirements may reduce the level of risk exposure we have to our derivatives counterparties (currently managed by holding collateral), but have increased our exposure to central clearinghouses and clearing members with which we transact. Central clearinghouses and regulators alike continue to evaluate the appropriate allocation of risk in the event of the failure of a clearing member or clearinghouse, and the results of these deliberations may change our use of derivatives in ways we cannot yet determine. The standardization of derivatives products for clearing may make customized products unavailable or uneconomical, potentially decreasing the effectiveness of some of our hedging activities. Until the implementation of these provisions is complete, the impact of these provisions on our businesses (including product offerings), results of operations and liquidity and capital resources remains uncertain.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are prepared in accordance with GAAP as identified in the Financial Accounting Standards Board (“FASB”) Accounting Standards CodificationTM (“ASC”). From time to time, we are required to adopt new or revised accounting standards or guidance that are incorporated into the FASB ASC. It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

Specifically, in August 2018, the FASB released Accounting Standards Update (“ASU”) 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts, which is expected to result in significant changes to how we account for and report our insurance contracts (both in-force and new business), including updating assumptions used to measure the liability for future policy benefits for traditional and limited-payment contracts, measurement of market risk benefits and amortization of deferred acquisition costs (“DAC”).  These changes will impose special demands on companies in the areas of employee training, internal controls and disclosure and may affect how we manage our business, including business processes such as design of compensation plans, contract fulfillment, product design, etc. The effective date of ASU 2018-12 is January 1, 2023, and there are various transition methods by topic that we may elect upon adoption. We will report results under the new accounting method as of the effective date. We are currently evaluating the impact of adopting this ASU on our consolidated financial condition and results of operations. See Note 2 in the Notes to Consolidated Financial Statements in the 2020 Form 10-K for more information.

Our domestic insurance subsidiaries are subject to statutory accounting principles (“SAP”). Any changes in the method of calculating reserves for our life insurance and annuity products under SAP may result in increased reserve requirements.

The NAIC also adopts changes to its regulations from time to time, which, depending of the scope of the change, could materially our financial condition and results of operations. See “Item 1. Business – Regulatory – Insurance Regulation” in the 2020 Form 10-K.

Anti-takeover provisions could delay, deter or prevent our change in control, even if the change in control would be beneficial to LNC shareholders.

We are an Indiana corporation subject to Indiana state law. Certain provisions of Indiana law could interfere with or restrict takeover bids or other change in control events affecting us. Under Indiana law, directors may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation and the communities in which offices and other facilities are located, and other factors the directors consider pertinent. One statutory provision prohibits, except under specified circumstances, LNC from engaging in any business combination with any shareholder who owns 10% or more of our common stock (which shareholder, under the statute, would be considered an “interested shareholder”) for a period of five years following the time that such shareholder became an interested shareholder, unless such business combination is approved by the Board of Directors prior to such person becoming an interested shareholder.

In addition to the anti-takeover provisions of Indiana law, there are other factors that may delay, deter or prevent our change in control. As an insurance holding company, we are regulated as an insurance holding company and are subject to the insurance holding company acts of the states in which our insurance company subsidiaries are domiciled. The insurance holding company acts and regulations restrict the ability of any person to obtain control of an insurance company without prior regulatory approval. Under those statutes and regulations, without such approval (or an exemption), no person may acquire any voting security of a domestic insurance company, or an insurance holding company which controls an insurance company, or merge with such a holding company, if as a result of such transaction such person would “control” the insurance holding company or insurance company. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Liquidity and Capital Position

Adverse capital and credit market conditions may affect our ability to meet liquidity needs, access to capital and cost of capital.

In the event that our current sources of liquidity do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreases due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. See “Review of Consolidated Financial Condition – Liquidity and Capital Resources – Financing Activities” in the MD&A in the 2020 Form 10-K for a description of our credit ratings. Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; generate fee income and market-related revenue to meet liquidity needs; and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter term securities than we prefer or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations.

Our insurance subsidiaries are subject to certain insurance department regulatory restrictions related to the transfer of funds and payment of dividends to LNC, including statutory limitations on the amount of dividends that can be paid. In addition, payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws of their respective jurisdictions requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies. In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. At times, we may determine that reserves in excess of the minimum may be needed to ensure sufficiency. See “Review of Consolidated Financial Condition – Liquidity and Capital Resources – Restrictions on Subsidiaries’ Dividends and Other Payments” in the MD&A in the 2020 Form 10-K for additional information regarding these restrictions and requirements.

Changes in, or reinterpretations of, these laws can constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to the holding company.

The earnings of our insurance subsidiaries impact contract holders’ surplus. Lower earnings constrain the growth in our insurance subsidiaries’ capital, and therefore, can constrain the payment of dividends and advances or repayment of funds to us. In addition, the amount of surplus that our insurance subsidiaries could pay as dividends is constrained by the amount of surplus they hold to maintain their financial strength ratings, to provide an additional layer of margin for risk protection and for future investment in our businesses. As a result, to the extent our subsidiaries are unable or are materially restricted from being able to pay dividends to us in sufficient amounts, our ability to meet our obligations could be materially affected.

A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in reserving requirements, such as principles-based reserving, our inability to obtain reserve relief, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas. The RBC ratio is also affected by the product mix of the in-force book of business (i.e., the amount of business without guarantees is not subject to the same level of reserves as the business with guarantees). Most of these factors are outside of our control. Our credit and insurer financial strength ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries. The RBC ratio of LNL is an important factor in the determination of the credit and financial strength ratings of LNC and its subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. In extreme scenarios of equity market declines, the amount of additional statutory reserves that we are required to hold for our variable universal life insurance guarantees and variable annuity guarantees may increase at a rate greater than the rate of change of the markets. Increases in reserves reduce the statutory surplus used in calculating our RBC ratios. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise additional capital through public or private equity or debt financing, which may be on terms not as favorable as in the past.

Alternatively, if we were not to raise additional capital in such a scenario, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies. For more information on risks regarding our ratings, see “Covenants and Ratings – A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors” below.

An inability to access our credit facilities could result in a reduction in our liquidity and lead to downgrades in our credit and financial strength ratings.

We rely on our credit facilities as a potential source of liquidity. We also use the credit facilities as a potential backstop to provide statutory reserve credit, particularly for variable annuities. While our variable annuity hedge assets available to provide reserve credit have normally exceeded the ceded statutory reserves, in certain stressed market conditions, it is possible that these assets could be less than the ceded statutory reserve. Our credit facilities are available to provide reserve credit to LNL in such a case. If we were unable to access our facility in such circumstances, it could materially impact LNL’s capital position. The availability of these facilities could be critical to our credit and financial strength ratings and our ability to meet our obligations as they come due in a market when alternative sources of credit are tight.

In addition, our failure to comply with the covenants in the credit facilities or fulfill the conditions to borrowings, or the failure of lenders to fund their lending commitments (whether due to insolvency, illiquidity or other reasons) in the amounts provided for under the terms of the facilities, would restrict our ability to access these credit facilities when needed and, consequently, could have a material adverse effect on our financial condition and results of operations.

Assumptions and Estimates

As a result of changes in assumptions, estimates and methods in calculating reserves, our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

We establish and carry, as a liability, reserves based on estimates of how much we will need to pay for future benefits and claims. For our insurance products, we calculate these reserves based on many assumptions and estimates, including, but not limited to, estimated premiums we will receive over the assumed life of the policies, the timing of the events covered by the insurance policies, the lapse rate of the policies, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive.

The sensitivity of our statutory reserves and surplus established for our variable universal life contracts and variable annuity base contracts and riders to changes in the equity markets will vary depending on the magnitude of the decline. The sensitivity will be affected by the level of account values relative to the level of guaranteed amounts, product design and reinsurance. Statutory reserves for variable annuities depend upon the cumulative equity market impacts on the business in force, and therefore, result in non-linear relationships with respect to the level of equity market performance within any reporting period.

The assumptions and estimates we use in connection with establishing and carrying our reserves are inherently uncertain. Accordingly, we cannot determine with precision the ultimate amount or the timing of the payment of actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level we assume prior to payment of benefits or claims. If our actual experience is different from our assumptions or estimates, our reserves may prove to be inadequate in relation to our estimated future benefits and claims, which would adversely affect our financial position and results of operations. In addition, increases in reserves have a negative effect on income from operations in the quarter incurred.

We may be required to recognize an impairment of our goodwill or to establish a valuation allowance against our deferred income tax assets.

If our businesses do not perform well and/or their estimated fair values decline or the price of our common stock does not increase, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition. For example, during the fourth quarter of 2017, we recorded goodwill impairment of $905 million related to our Life Insurance segment. Future reviews of goodwill could result in an impairment of goodwill, and such write-downs could have a material adverse effect on our net income and book value, although they would not affect the statutory capital of our insurance subsidiaries. As of December 31, 2020, we had a total of $1.8 billion of goodwill on our Consolidated Balance Sheets. For more information on goodwill, see “Critical Accounting Policies and Estimates – Goodwill and Other Intangible Assets” in the MD&A and Note 10 in the Notes to Consolidated Financial Statements in the 2020 Form 10-K. As of December 31, 2020, we had a deferred tax asset of $3.0 billion. If, based on available information, including about the performance of a business and its ability to generate future capital gains, we determine that it is more likely than not that the deferred income tax asset will not be realized, then a valuation allowance must be established with a corresponding charge to net income. Such valuation allowance could have a material adverse effect on our results of operations and financial condition. For more information on our deferred income tax assets, see Note 7 in the Notes to Consolidated Financial Statements in the 2020 Form 10-K.

The determination of the amount of allowance for credit losses and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial condition.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

With respect to unrealized losses, we establish deferred tax assets for the tax benefit we may receive in the event that losses are realized. The realization of significant realized losses could result in an inability to recover the tax benefits and may result in the establishment of valuation allowances against our deferred tax assets. Realized losses or impairments may have a material adverse impact on our results of operations and financial condition. See “Critical Accounting Policies and Estimates – Investments” in the MD&A in the 2020 Form 10-K for additional information.

Changes to our valuation of investments and our methodologies, estimations and assumptions could harm our results of operations or financial condition.

During periods of market disruption or rapidly-changing market conditions, such as significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, or infrequent trading, or when market data is limited, our investments may become less liquid and we may base our valuations on less-observable and more subjective inputs, assumptions, or methods that may result in estimated fair values that significantly vary by period, and may exceed the investment’s sale price. Decreases in the estimated fair value of our securities may harm our results of operations or financial condition. See “Critical Accounting Policies and Estimates – Investments” in the MD&A in the 2020 Form 10-K for additional information.

Significant adverse mortality experience may result in the loss of, or higher prices for, reinsurance, which could adversely affect our profitability.

We reinsure a portion of the mortality risk on fully underwritten, newly issued, individual life insurance contracts. We regularly review retention limits for continued appropriateness and they may be changed in the future. In the event that we experience adverse mortality or morbidity experience, a significant portion of that is reimbursed by our reinsurers. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs and, ultimately, reinsurers being unwilling to offer future coverage. If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection at comparable rates to what we are paying currently, we may have to accept an increase in our net exposures or revise our pricing to reflect higher reinsurance premiums or both. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Catastrophes have impacted, and may in the future, adversely impact liabilities for contract holder claims.

Our insurance operations are exposed to the risk of catastrophic mortality, such as a pandemic, an act of terrorism, natural disaster or other event that causes a large number of deaths or injuries, such as the COVID-19 pandemic that emerged during the first quarter of 2020. Neither the length nor severity of the COVID-19 pandemic, nor the likelihood, timing or severity of a future pandemic or other catastrophe, can be predicted. Additionally, the impact of climate change has caused, and may continue to cause, changes in weather patterns, resulting in more severe and more frequent natural disasters such as forest fires, hurricanes, tornados, floods and storm surges. In our group insurance operations, an event that affects the workplace of one or more of our group insurance customers, such as the COVID-19 pandemic, could cause a significant loss due to mortality or morbidity claims. During 2020, we experienced a significant increase in mortality and morbidity claims associated with the COVID-19 pandemic, which negatively impacted our earnings for the year, as discussed further in “Introduction – Executive Summary” in the MD&A. The continuation of the COVID-19 pandemic, or future pandemics or other catastrophic events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Pandemics, natural disasters and man-made catastrophes, including terrorism, may produce significant damage in larger areas, especially those that are heavily populated. Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Also, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries. Accordingly, our ability to write new business could also be affected.

Consistent with industry practice and accounting standards, we establish liabilities for claims arising from a catastrophe only after assessing the probable losses arising from the event. We cannot be certain that the liabilities we have established or applicable reinsurance will be adequate to cover actual claim liabilities, and a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

Operational Matters

Our enterprise risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our businesses or result in losses.

Our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective.

We face risks of non-collectability of reinsurance and increased reinsurance rates, which could materially affect our results of operations.

We follow the insurance practice of reinsuring with other insurance and reinsurance companies a portion of the risks under the policies written by our insurance subsidiaries (known as “ceding”). As of December 31, 2020, we ceded $674.3 billion of life insurance in force to reinsurers for reinsurance protection. Although reinsurance does not discharge our subsidiaries from their primary obligation to pay contract holders for losses insured under the policies we issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk. As of December 31, 2020, we had $16.5 billion of reinsurance receivables from reinsurers for paid and unpaid losses, for which they are obligated to reimburse us under our reinsurance contracts. Of this amount, $11.3 billion related to reinsurance agreements entered into with Protective in May 2018, providing for the reinsurance and administration of the Liberty Life Business sold to Protective in connection with the Liberty acquisition, and $1.2 billion related to the sale of our reinsurance business to Swiss Re in 2001 through an indemnity reinsurance agreement. The balance of the reinsurance is due from a diverse group of reinsurers. For more information regarding our reinsurance arrangements and exposure, see “Reinsurance” in the MD&A and Note 9 in the Notes to Consolidated Financial Statements in the 2020 Form 10-K.

The collectability of reinsurance is largely a function of the solvency of the individual reinsurers. We perform due diligence on all reinsurers, including, but not limited to, a review of creditworthiness prior to entering into any reinsurance transaction, and we review our reinsurers on an ongoing basis to monitor credit ratings. To support balances due and allow reserve credit when reinsurance is obtained from reinsurers not authorized to transact business in the applicable jurisdictions, we also require assets in trust, LOCs or other acceptable collateral. Despite these measures, the insolvency, inability or unwillingness to make payments under the terms of a reinsurance contract by a large reinsurer or multiple reinsurers could have a material adverse effect on our results of operations and financial condition.

Reinsurers also may attempt to increase rates with respect to our existing reinsurance arrangements. The ability of our reinsurers to increase rates depends upon the terms of each reinsurance contract. Some of our reinsurance contracts contain provisions that limit the reinsurer’s ability to increase rates on in-force business; however, some do not. An increase in reinsurance rates may affect the profitability of our insurance business. Additionally, such a rate increase could result in our recapture of the business, which may result in a need for additional reserves and increase our exposure to claims. While in recent years, we have faced a number of rate increase actions on in-force business, our management of those actions has not had a material effect on our results of operations or financial condition. However, there can be no assurance that the outcome of future rate increase actions would similarly result in no material effect. See Note 14 in the Notes to Consolidated Financial Statements in the 2020 Form 10-K for a description of reinsurance related actions.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and retain key people. Intense competition exists for the key employees with demonstrated ability, and we may be unable to hire or retain such employees. The unexpected loss of services of one or more of our key personnel could have a material adverse effect on our operations due to their skills, knowledge of our business, their years of industry experience and the potential difficulty of promptly finding qualified replacement employees. We compete with other financial institutions primarily on the basis of our products, compensation, support services and financial condition. Sales in our businesses and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining key employees, including financial advisers, wholesalers and other employees, as well as independent distributors of our products.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We may have to litigate to enforce and protect our intellectual property, which represents a diversion of resources that may be significant and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon another party’s intellectual property rights. If we were found to have infringed a third-party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

Our information systems may experience interruptions, breaches in security and/or a failure of disaster recovery systems that could result in a loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively.

Our information systems are critical to the operation of our business. We collect, process, maintain, retain and distribute large amounts of personal financial and health information and other confidential and sensitive data about our customers in the ordinary course of our business. Our business therefore depends on our customers’ willingness to entrust us with their personal information. Any failure, interruption or breach in security could result in disruptions to our critical systems and adversely affect our customer relationships.

Publicly reported cyber-security threats and incidents have increased over recent periods. Although our computer systems have in the past been, and will likely in the future be, subject to or targets of unauthorized or fraudulent access, to date, we have not had a material security breach. While we employ a robust and tested information security program, the preventative actions we take to reduce the incidence and severity of cyber incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyberattacks, compromised credentials, fraud, other security breaches or other unauthorized access to our computer systems, and, given the increasing sophistication of cyberattacks, in some cases, such incidents could occur and persist for an extended period of time without detection. As a result, there can be no assurance that any such failure, interruption or security breach will not occur or, if any does occur, that it will be detected in a timely manner or that it can be sufficiently remediated. Such an occurrence may impede or interrupt our business operations and could adversely affect our reputation, business, financial condition and results of operations.

In the event of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack, cyberattack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial condition, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. In addition, in the event that a significant number of our managers were unavailable following a disaster, our ability to effectively conduct business could be severely compromised. These interruptions also may interfere with our suppliers’ ability to provide goods and services and our employees’ ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. The occurrence of any such failure, interruption or security breach of our systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and financial liability. Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our customer data, we may also have obligations to notify affected individuals about the incident, and we may need to provide some form of remedy, such as a subscription to a credit monitoring service, for the individuals affected by the incident. For more information, see “Legislative, Regulatory and Tax – State Regulation – Compliance with existing and emerging privacy regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of client information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations.”

Although we conduct due diligence, negotiate contractual provisions and, in many cases, conduct periodic reviews of our vendors, distributors, and other third parties that provide operational or information technology services to us to confirm compliance with our information security standards, the failure of such third parties’ computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results. In addition, our cyber liability insurance may not be sufficient to protect us against all losses.

Acquisitions of businesses may not produce anticipated benefits resulting in operating difficulties, unforeseen liabilities or asset impairments, which may adversely affect our operating results and financial condition.

Once completed, an acquired business may not perform as projected, expense and revenue synergies may not materialize as expected and costs associated with the integration may be greater than anticipated. Our financial results could be adversely affected by unanticipated performance issues, unforeseen liabilities, transaction-related charges, diversion of management time and resources to acquisition integration challenges or growth strategies, loss of key employees or customers, amortization of expenses related to intangibles, charges for impairment of long-term assets or goodwill and indemnifications. Factors such as receiving the required governmental or regulatory approvals to merge the acquired entity, delays in implementation or completion of transition activities or a disruption to our or the acquired entity’s business could impact our results.

Covenants and Ratings

A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors.

A downgrade of the financial strength rating of one of our principal insurance subsidiaries could affect our competitive position in the insurance industry by making it more difficult for us to market our products, as potential customers may select companies with higher financial strength ratings, and by leading to increased withdrawals by current customers seeking companies with higher financial strength ratings. This could lead to a decrease in fees as net outflows of assets increase, and therefore, result in lower fee income and lower spread income. Furthermore, sales of assets to meet customer withdrawal demands could also result in losses, depending on market conditions. The interest rates we pay on our borrowings are largely dependent on our credit ratings. A downgrade of our debt ratings could affect our ability to raise additional debt, including bank lines of credit, with terms and conditions similar to our current debt, and accordingly, likely increase our cost of capital.

All of our ratings and ratings of our principal insurance subsidiaries are subject to revision or withdrawal at any time by the rating agencies, and therefore, no assurance can be given that our principal insurance subsidiaries or we can maintain these ratings. See “Item 1. Business – Financial Strength Ratings” and “Liquidity and Capital Resources – Financing Activities” in the MD&A in the 2020 Form 10-K for a description of our ratings.

Certain blocks of our insurance business purchased from third-party insurers under indemnity reinsurance agreements may require us to place assets in trust, secure letters of credit or return the business, if the financial strength ratings and/or capital ratios of certain insurance subsidiaries are not maintained at specified levels.

Under certain indemnity reinsurance agreements, two of our insurance subsidiaries, LNL and LLANY, provide 100% indemnity reinsurance for the business assumed; however, the third-party insurer, or the “cedent,” remains primarily liable on the underlying insurance business. Under these types of agreements, as of December 31, 2020, we held statutory reserves of $4.8 billion. These indemnity reinsurance arrangements require that our subsidiary, as the reinsurer, maintain certain insurer financial strength ratings and capital ratios. If these ratings or capital ratios are not maintained, depending upon the reinsurance agreement, the cedent may recapture the business, or require us to place assets in trust or provide LOCs at least equal to the relevant statutory reserves. See “Item 1. Business – Reinsurance” in the 2020 Form 10-K for a discussion of the indemnity reinsurance arrangements and the financial strength ratings and/or capital ratios that are required to be maintained under such arrangements. As of December 31, 2020, LNL’s and LLANY’s financial strength ratings and RBC ratios exceeded the ratings and ratios required under each agreement. See “Item 1. Business – Financial Strength Ratings” in the 2020 Form 10-K for a description of our financial strength ratings.

If the cedent recaptured the business, LNL and LLANY would be required to release reserves and transfer assets to the cedent. Such a recapture could adversely impact our future profits. Alternatively, if LNL and LLANY established a security trust for the cedent, the ability to transfer assets out of the trust could be severely restricted, thus negatively impacting our liquidity.

Investments

We may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value.

We hold certain investments that may lack liquidity, such as privately placed securities, mortgage loans on real estate, policy loans, limited partnership interests and other investments. These asset classes represented 27% of the carrying value of our total investments as of December 31, 2020. If we require significant amounts of cash on short notice in excess of normal cash requirements or are required to post or return collateral in connection with our investment portfolio, derivatives transactions or securities lending activities, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

The reported value of our relatively illiquid types of investments, our investments in the asset classes described in the paragraph above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them, and we might be forced to sell them at significantly lower prices.

The amount and timing of income from certain investments can be uneven, and their valuations infrequent or volatile, which can impact the amount of income we record or lead to lower than expected returns, and thereby adversely impact our earnings.

We invest a portion of our investments in investment funds, many of which make private equity investments. The amount and timing of income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments. The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. In addition, because these funds, and private equity investments, do not trade on public markets and indications of realizable market value may not be readily available, valuations can be infrequent and/or more volatile. As a result, the amount of income that we record from these investments can vary substantially from quarter to quarter, and a sudden or sustained decline in the markets or valuation of one or more substantial investments could result in lower than expected returns earned by our investment portfolio and thereby adversely impact our earnings.

Defaults on our mortgage loans and write-downs of mortgage equity may adversely affect our profitability.

Our mortgage loans face default risk and are principally collateralized by commercial properties. The performance of our mortgage loan investments may fluctuate in the future. In addition, some of our mortgage loan investments have balloon payment maturities. An increase in the default rate of our mortgage loan investments could have a material adverse effect on our business, results of operations and financial condition. Further, any geographic or sector exposure in our mortgage loans may have adverse effects on our investment portfolios and consequently on our consolidated results of operations or financial condition. While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are exposed.

The difficulties faced by other financial institutions could adversely affect us.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the related loan or derivative exposure. We also may have exposure to these financial institutions in the form of unsecured debt instruments, derivative transactions and/or equity investments. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure, corporate governance issues or other reasons. A downturn in the U.S. or other economies could result in increased impairments. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations.

Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our transactions with financial and other institutions, including settling futures positions, specify the circumstances under which the parties are required to post collateral. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets.

Competition

Intense competition could negatively affect our ability to maintain or increase our profitability.

Our businesses are intensely competitive. We compete based on a number of factors, including name recognition, service, the quality of investment advice, investment performance, product features, price, perceived financial strength and claims-paying and credit ratings. Our competitors include insurers, broker-dealers, investment advisers, asset managers, hedge funds and other financial institutions. A number of our business units face competitors that have greater market share, offer a broader range of products or have higher financial strength or credit ratings than we do. In recent years, there has been consolidation and convergence among companies in the financial services industry resulting in increased competition from large, well-capitalized financial services firms. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements. Furthermore, larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively. Our customers and clients may engage other financial service providers, and the resulting loss of business may harm our results of operations or financial condition.

Our sales representatives are not captive and may sell products of our competitors.

We sell our annuity and life insurance products through independent sales representatives. These representatives are not captive, which means they may also sell our competitors’ products. If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitors’ products instead of ours.

SUMMARY OF THE PLAN

The purpose of the Plan is to encourage and assist you and other participants in adopting a regular savings and investment program, and to help you to build a secure retirement.

Lincoln Retirement Services Company (“LRSC”) is the third-party administrator and recordkeeper of the Plan. You may transact your account activity or obtain the current value of your account online at any time via www.LincolnFinancial.com or the Lincoln Customer Contact Center at 800-234-3500. Customer service representatives are available from 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

For purposes of the following sections, the term “Company” refers to The Lincoln National Life Insurance Company. The term “LNC” refers to Lincoln National Corporation.

ELIGIBILITY AND PARTICIPATION

If you meet the following criteria, you are eligible to participate in the Plan:

●	You are a citizen or resident of the United States;

●	You are an agent of the Company who is classified as a full-time life insurance salesperson under the Federal Insurance Contributions Act; and

●	You have entered into (1) a Financial Professional Agreement with a Schedule A (for a Lincoln Financial Advisors (LFA) Agent) or (2) a Producer Agreement with a Schedule C (for an Agency Building General Agent (“ABGA Agent”)).

If you meet all three of the above requirements, you may become a participant in the Plan by calling the Lincoln Customer Contact Center at 800-234-3500 or logging on to www.LincolnFinancial.com. You will need a user name and password to create your account. If you need assistance accessing the website or do not wish to make your elections online, you should call the Lincoln Customer Contact Center for assistance.

In order to participate:

●	You must designate a rate of Pre-Tax Contributions and/or Roth 401(k) Contributions to the Plan between 1% and 50% of your “Pensionable Earnings” (as defined below). Pre-Tax Contributions are voluntary deferrals from your “Pensionable Earnings”. Roth 401(k) Contributions are after-tax voluntary deferrals from your “Pensionable Earnings”. If you are considered a “highly compensated participant” as described in the section entitled “Participant Contributions” below, your rate of Pre-Tax Contributions and/or Roth 401(k) Contributions will be limited to the percentage determined by the LNC Benefits Committee (the “Committee”) annually. For 2021, the limit is 15% of Pensionable Earnings.

●	Your Pre-Tax and Roth 401(k) Contributions will be combined in determining the maximum contribution limit.

●	You must provide LRSC with investment directions specifying how you want your Pre-Tax and/or Roth 401(k) Contributions, your Company Contributions, your Rollover Contributions and your Roth 401(k) Rollover Contributions, if any, invested among the Investment Options available under the Plan.

For a description of Pre-Tax, Roth 401(k), Company, Rollover and 401(k) Rollover Contributions, please see the section entitled “Participant Contributions” below.

Your participation in this Plan is effective on the date you complete the enrollment process, as determined by the Plan Administrator. Enrollment is complete and effective only when you have made the required designations and elections, and you have received a confirmation from LRSC. Deductions begin, where administratively practicable, with your first commission statement after enrollment is complete.

Your enrollment and election forms authorize us to deduct the amount you elected to contribute from your Pensionable Earnings on a pre-tax basis and/or an after-tax basis.

Pensionable Earnings

Pensionable Earnings are defined as all first year and renewal commissions paid to you during the Plan Year for proprietary life insurance, annuity, and retirement plan services products while you have a valid contract with us. Pensionable Earnings also include the following items*:

●	production bonuses;

●	agent or sales manager subsidies;

●	training allowances;

●	overrides;

●	service fees; and

●	amounts not included in gross income under a cafeteria plan as described under Internal Revenue Code (“Code”) section 125 and elective deferrals under a cash or deferred arrangement under Code section 402(e)(3).

Pensionable Earnings exclude the following items*:

●	commissions or fees from the sale of non-proprietary products;

●	compensation paid under a broker contract;

●	amounts deferred under a non-qualified deferred compensation plan under Code section 409A;

●	Company contributions or credits (including matches) made under other plans;

●	prize awards;

●	moving expenses;

●	retired agent bonuses;

●	agency expense allowances;

●	commissions or fees paid by the Company’s group protection business;

●	commissions or fees paid by Lincoln Financial Securities Corporation (formerly known as Jefferson Pilot Securities Corporation) or any of its affiliates;

●	commissions or fees paid with respect to policies issued by any other insurance company where LNC assumed insurance obligations;

●	expenses charged, paid, or reimbursed relating to conventions, sales meetings, or similar events;

●	commissions or fees paid under the permanent fixed life and annuity program;

●	additional payouts under any producer group arrangement;

●	proceeds from stock appreciation rights awards;

●	any loan payments made in connection with an apprenticeship loan program; and

●	earnings paid pursuant to a temporary earnings code that is designated as non-benefitable.

*	Not all of the items of compensation enumerated above (either included or excluded from Pensionable Earnings) are applicable to every participant.

Your participation in the Plan is voluntary and we make no recommendations as to whether you should or should not participate.

PARTICIPANT CONTRIBUTIONS

Amount You May Contribute

You may contribute your Pensionable Earnings to the Plan on a pre-tax basis (“Pre-Tax Contributions”) or after-tax basis (“Roth 401(k) Contributions”). You may elect to contribute between 1% and 50% of your Pensionable Earnings, but no more than the maximum allowed annually by the Internal Revenue Service (“IRS”) ($19,500 in 2021 (as indexed by the IRS for tax years thereafter)).

However, if you are a highly compensated participant in 2021 (currently, anyone who made at least $130,000 in 2020 will be considered a highly compensated participant in 2021) your rate of Pre-Tax and/or Roth 401(k) Contributions will be limited to the percentage determined annually by the Committee. This limit will be communicated to you. The Pre-Tax and/or Roth 401(k) Contribution limit for highly compensated participants for 2021 is 15% of Pensionable Earnings. You may change the rate of your contributions to the Plan at any time, with the change effective in most cases on the next payday. You may suspend contributions to the Plan, or begin contributing to the Plan, at any time. Your Pre-Tax and/or Roth 401(k) Contributions will be credited to a separate Pre-Tax and/or Roth 401(k) Contribution account established in your name.

Note:	Upon reaching the IRS annual compensation limit or another limit, as described in the section entitled “Limitations on Contributions” below, your contributions will be stopped for the remainder of the year. This means that the Company matching contributions will also stop.

Catch-Up Contributions

You are not required to make an election specifically for Catch-Up Contributions. If you are an active participant age 50 and older, you can elect to make a total contribution of $26,000 to the Plan for 2021 (as indexed by the IRS for tax years thereafter). This represents the maximum IRS deferral limit of $19,500 for 2021 plus the maximum Catch-Up Contribution of $6,500 for 2021. The combined limit for participants eligible to make Catch-Up Contributions cannot exceed $26,000 in 2021. To be eligible for Catch-Up Contributions, you must be age 50 or older by the end of the Plan Year and:

●	Contributing at the current maximum annual Pre-Tax Contribution and/or Roth 401(k) Contribution limit set by the IRS ($19,500 for 2021); or

●	Contributing at the maximum current rate allowed by the Plan for the entire Plan Year (50% of Pensionable Earnings or 15% of Pensionable Earnings if you are a highly compensated participant - up to $19,500 for 2021).

The Plan’s recordkeeper will review participant accounts to ensure these eligibility requirements were met.

If you are eligible to make Catch-Up Contributions, and wish to defer the maximum amount allowed for the 2021 Plan Year, you should determine what percentage of your Pensionable Earnings is necessary to make the full contribution of $26,000 for 2021.

If, under the rules outlined above, you are eligible to make Catch-Up Contributions, your Catch-Up Contributions will not be subject to the 15% limit for highly compensated participants or the $19,500 IRS contribution limit referred to above.

Roth 401(k) Contributions

As described earlier, the Roth 401(k) feature allows you to save money in your account through payroll deductions on an after-tax basis. Even if you are already making Pre-Tax Contributions, you can also make Roth 401(k) Contributions. However, a combination of both Pre-Tax and Roth 401(k) Contributions cannot exceed the annual contribution limit. For 2021, the contribution limit is $19,500 (or $26,000 including Catch-Up Contributions, if eligible). The benefit of making Roth 401(k) Contributions is that earnings on contributions can be withdrawn tax-free if certain criteria are met.

Factors to consider:

●	You have the flexibility to make Pre-Tax Contributions, Roth 401(k) Contributions, or a combination of both.

●	Pre-Tax Contributions and Roth 401(k) Contributions will be accounted for separately in your account.

●	You cannot transfer balances between your Pre-Tax Contribution account and your Roth 401(k) Contribution account.

●	Your Pre-Tax Contributions and Roth 401(k) Contributions will be eligible for the Company Basic Matching Contribution, up to 6% of your Pensionable Earnings that you contribute, as described earlier. For example, if you contribute 6% Roth 401(k) or 6% Pre-Tax, or a combination of 3% Roth 401(k) and 3% Pre-Tax, you will receive Company matching contributions on your contributions up to 6% of your Pensionable Earnings that you contribute. Company matching contributions are pre-tax contributions, subject to taxation when distributed to you.

●	Roth 401(k) Contributions and earnings thereon will not be subject to federal taxes at retirement if your withdrawals are considered “qualified distributions”.

A withdrawal of your Roth 401(k) Contributions is considered a “qualified distribution” and not taxed if:

●	The withdrawal is taken after death, Disability (as defined in the section entitled “Vesting”) or upon attainment of age 59½; and

●	The withdrawal occurs at least 5 years after you make your first Roth 401(k) Contribution.

In addition, if your valid active benefits eligible contract terminates, you may have the option to roll over your Roth 401(k) Contributions to a Roth IRA or to a new company’s plan if it accepts the rollover of Roth 401(k) contributions.

Note: Your aggregate contributions (Pre-Tax and Roth 401(k) Contributions) cannot exceed the annual contribution limit set by the IRS plus applicable “catch-up” contributions. The annual contribution limit imposed by the IRS is an overall maximum and applies to all 401(k) plans in which you participate during a calendar year. You are responsible for tracking your contributions and complying with IRS limits if you switch companies during the year and participate in more than one 401(k) plan.

After-Tax Contributions

Prior to January 1, 1989, participants were permitted to make contributions to the Plan from after-tax earnings (“After-Tax Contributions”). A separate After-Tax Contribution account is maintained for each participant who made After-Tax Contributions to the Plan before January 1, 1989.

Rollover Contributions

You may transfer or “roll over” amounts from the taxable amount of your distributions from a traditional or conduit IRA; plans qualified under Code section 401(a), including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan; a Code section 403(b) plan; and an eligible Code section 457(b) plan maintained by a governmental employer (“Rollover Contributions”). Terminated agents who maintain an account within the Plan may transfer or roll over amounts from other qualified plans into this Plan subject to the same rules as active participants.

A rollover may be made directly from another plan to this Plan. For taxable distributions, you may elect within 60 days following the date you receive payment from a plan to roll over the distribution. There are certain tax consequences related to having the taxable distribution made payable directly to you and then electing the rollover option.

You may transfer or roll over Roth 401(k) contributions from another eligible retirement plan into this Plan as a direct rollover. Your Roth 401(k) contribution rollover amounts will be held in a separate Roth 401(k) rollover account (“Roth 401(k) Rollover Contributions”).

Any Rollover Contribution accepted by the Plan Administrator will be credited to a separate Rollover Contribution account or Roth 401(k) Rollover Contribution account established in your name.

To initiate a rollover of taxable distributions and/or Roth 401(k) contributions from another eligible retirement plan you should contact your Lincoln Financial Retirement Consultant:

Matthew Middleton

Phone: 260-455-4235

Email: Matthew.Middleton@LFG.com

Any loan you may have outstanding from such other plan may not be rolled over into this Plan.

Repayment of a CARES Act Distribution

If you received one or more coronavirus-related distributions (“CRD”) during the 2020 Plan Year and maintain an account under the Plan, you may, at any time during the 3-year period beginning on the day after the date on which the CRD was received, repay up to 100% of the CRD to the Plan in the form of a Rollover Contribution. Contact the Lincoln Customer Contact Center at 800-234-3500 for more information about the repayment of a CRD.

COMPANY CONTRIBUTIONS

We may make four types of Company contributions to the Plan on your behalf: a Basic Matching Contribution, a Discretionary Matching Contribution, a Non-Elective Contribution and a True-Up Contribution, if applicable. Unless we distinguish between these four types of contributions, the term “Company Contributions” refers to all of the contributions noted in the preceding sentence.

Any Company Contributions made will be credited to a separate Company Contribution account established in your name.

Basic Matching Contribution

If you are an ABGA Agent, we will credit your account with a Basic Matching Contribution of $1.00 for every $1.00 you contribute to the Plan, up to 6% of your Pensionable Earnings, on a per pay period basis.

If you are not an ABGA Agent, we will credit your account with a Basic Matching Contribution of $0.50 for every $1.00 you contribute to the Plan, up to 6% of your Pensionable Earnings, on a per pay period basis.

Discretionary Matching Contribution

At the end of each Plan Year we may make an additional Discretionary Matching Contribution of up to $0.50 for every $1.00 of Pre-Tax Contributions you contributed up to 6% of your Pensionable Earnings. We reserve the right to discontinue the practice of making Discretionary Matching Contributions at any time. ABGA Agents are not eligible for any Discretionary Matching Contributions made by the Company. You must be an agent in good standing on the last day of the Plan Year in order to be eligible for the additional Discretionary Matching Contribution. However, if you are absent on the last day of the Plan Year because you Retired (as defined in the section entitled “Vesting” below) during the Plan Year, or terminated service before such date due to your death or Disability (as defined under the section entitled “Vesting” below), you will still be eligible for this Discretionary Matching Contribution. The Discretionary Matching Contribution must be authorized and approved by our Board of Directors. Discretionary Matching Contributions, if approved, will be credited to your Company Contribution account after the close of the Plan Year to which the contribution relates.

Non-Elective Contribution

For each payroll period in which you receive Pensionable Earnings, the Company will make a Non-Elective Contribution equal to the difference (if any) between:

●	the Basic Matching Contribution that would have been made to your account if your Pensionable Earnings (net of other applicable deductions) were sufficient to make the full amount of Pre-Tax or Roth 401(k) Contributions that you elected; and

●	the actual Basic Matching Contribution made to your account based on the Pre-Tax or Roth 401(k) Contributions made to the Plan for that payroll period.

True-Up Contribution

If your aggregate Basic Matching Contributions and (if applicable) Non-Elective Contributions made by the Company during the Plan Year are less than 50% (or 100% if you are an ABGA Agent) of your aggregate Pre-Tax Contributions and Roth 401(k) Contributions for the Plan Year not in excess of 6% of your total Pensionable Earnings for the Plan Year (“target true-up amount”), then the Company will make an additional True-up Contribution with respect to the Plan Year on your behalf.   The amount of the True-Up Contribution will be an amount which, when added to your Basic Matching Contributions and Non-Elective Contributions previously made with respect to the Plan Year, will equal the target true-up amount.

The maximum amount possible for the Company to contribute in any Plan Year to your Plan account is $1.00 for every $1.00 you contributed, up to 6% of your Pensionable Earnings.

Matured vs. Non-Matured Company Contributions

In addition to being subject to the vesting schedule described in the section entitled “Vesting” below, Company Contributions “mature” after having been in your Company Contribution account for at least 2 years after the contribution was credited for the applicable Plan Year. Non-matured Company Contributions are those that have been credited for less than 2 years. If you have been a participant in the Plan for less than 5 years, you are only permitted to withdraw matured Company Contributions - you may not withdraw non-matured Company Contributions. If you have been in the Plan for 5 or more years, however, you may withdraw matured or non-matured Company Contributions. All non-matured Company Contributions automatically mature on the first to occur of:

●	the date you complete 5 years of service for us;

●	the date you Retire (as defined in the section entitled “Vesting” below);

●	the date of your death; or

●	the date you become Disabled (as defined in the section entitled “Vesting” below).

ACCOUNT STATEMENTS

Shortly after the end of each calendar quarter, you will receive a statement of your Plan accounts. This statement will include the following information for the preceding calendar quarter: (1) the amount of any contributions to your Plan account (After-Tax Contributions made prior to January 1, 1989, Pre-Tax Contributions, Roth 401(k) Contributions, Company Contributions, Rollover Contributions, Roth 401(k) Rollover Contributions, loan repayments, etc.) and how they are invested in the Plan; (2) the amount, if any, of investment earnings credited to your Plan accounts; and (3) a statement of the assets currently held for you by the Plan Trustee. Stock dividends, stock splits and similar changes will be reflected through the appropriate adjustments to your LNC Stock Fund. You can also review your accounts at any time by logging on to www.LincolnFinancial.com. Here you will have the ability to generate real-time account activity summaries any time you need them and you can specify the desired time period from a list of common options or enter customized date ranges. Please contact the Lincoln Customer Contact Center at 800-234-3500 if you need assistance.

You should notify LRSC within 30 days after the statement date if you believe your statement to be incorrect; otherwise it will be deemed to be correct.

LIMITATIONS ON CONTRIBUTIONS

As stated earlier, “highly compensated” participants (for 2021, those earning at least $130,000 in 2020), may contribute no more than the maximum amount equal to the lesser of 15% of Pensionable Earnings or $19,500 ($26,000 if eligible to make Catch-Up Contributions).

The Plan, along with other similar plans we maintain, must meet certain nondiscrimination rules as set forth in the Code. These rules ensure that the Plan does not discriminate in favor of highly compensated participants. If the Plan does not meet these non-discrimination rules, adjustments to contributions may be necessary and may require the Plan Administrator to revoke or modify your elections, the amount of your Pre-Tax Contributions, Roth 401(k) Contributions, as well as Company Contributions, may be reduced to the extent necessary to eliminate the amounts the IRS considers an “excess” contribution. Alternatively, the Plan Administrator may refund excess Pre-Tax Contributions or Roth 401(k) Contributions to you. Certain refunded amounts may be immediately taxable. The Plan Administrator may also hold excess Company Contributions in a suspense account to be used to reduce the amount of Plan expenses (including our obligations to make Company Contributions to other participants). If the Plan Administrator were to terminate the Plan, it would allocate amounts in this suspense account pro rata to the participants participating in the Plan as of the date of the Plan termination, pursuant to the relevant provisions of the Code.

Finally, during any calendar year, the sum of your Pre-Tax Contributions, Roth 401(k) Contributions and Company Contributions may not exceed limits set under Code section 415. For 2021, the maximum is the lesser of 100% of your Pensionable Earnings, or $58,000 (as indexed by the IRS for tax years thereafter). In addition, the maximum amount of Pensionable Earnings considered in determining your benefits under the Plan may not exceed $290,000 for 2021 (as indexed by the IRS for tax years thereafter). As stated above, your combined Pre-Tax and Roth 401(k) Contributions may not exceed the lesser of $19,500 ($26,000 if eligible to make Catch-Up Contributions) or 15% of your Pensionable Earnings for 2021 if you are a highly compensated participant. Again, these limits are subject to change due to cost-of-living adjustments.

Current IRS contribution limits can be found by logging on to www.LincolnFinancial.com. On the Retirement page, there is a section on the left entitled “My Current Account Balance”. Near the bottom of this section, click on “More Information About My Plan”, “Plan Documentation” and then “IRS Limits” or you can call the Lincoln Customer Contact Center at 800-234-3500.

EXPENSES OF THE PLAN

Certain expenses relating to the Plan are charged against the investments in your account. Auditing fees and certain trustee fees may be charged to each participant’s account. Most trustee fees are paid by the Company, such as the costs of maintaining the LNC Stock Fund, which includes brokerage fees and commissions to buy or sell shares off the open market.

Investment management fees are charged to each of the other funds. Expenses per participant vary, based on the investment fund selected. Expense ratios are found in the performance chart in the section “Your Investment Options” below or online at www.LincolnFinancial.com. On the bottom left of the Retirement page, you will see a section called “My Balances” which lists your investments by percentage. Within the “My Balances” section, you can click on “Research Investments” for the expense information for each fund. You may also send a written request to the Lincoln National Corporation Benefits Committee, c/o Jonmichael Daly, Chair, 150 N. Radnor Chester Road, Radnor, PA 19087-5238.

VESTING

You are fully vested in any of your Pre-Tax Contribution, Roth 401(k) Contribution, After-Tax Contribution, Rollover Contribution and Roth 401(k) Rollover Contribution accounts under the Plan at all times.

Company Contributions vest based upon your years of service:

Years of Service	Percent Vested

<2	0%
2	50%
3 or more	100%

Once your Company Contributions are vested, they are no longer subject to forfeiture when you cease being an agent for us. A “year of service” means any calendar year in which you are, on the last day of the Plan Year (December 31st), a full-time life insurance salesperson for us.

In addition, you will become 100% vested in your Company Contribution account, regardless of your years of vesting service, if your service terminates for any of the following reasons:

●	Disability;

●	Retirement; or

●	death.

You will also become 100% vested in your Company Contribution account if this Plan terminates.

For purposes of this Plan:

●	“Disability” or “Disabled” means the complete inability to engage in all or substantially all duties pertaining to your agency relationship with the Company or your occupation as an agent, by reason of any medically determinable physical or mental impairment that can be expected to result in your death, or which has lasted or is expected to last for at least 12 months.

●	“Retirement” or “Retired” or “Retire” is the date on which you terminate your valid active benefits eligible contract with us (and you are not employed by us or any of our affiliates) at age 60 or older with at least 5 years of service.

Should you become an employee of one of our affiliates that has not adopted the Plan prior to the date on which you would be fully vested, any non-vested Company Contributions and earnings thereon will remain in the Plan and will vest as if you had remained an eligible agent, as long as you continue to be an active employee of such affiliate through the applicable date of vesting. If you become an employee of LNC or one of its affiliates that has adopted the LNC Employees’ 401(k) Savings Plan (the “LNC Plan”), you can enroll in the LNC Plan as appropriate and your account balance will be transferred to the LNC Plan. A portion of your account may need to be accounted for separately because the LNC Plan does not recordkeep or maintain “similar” accounts.

IN-SERVICE WITHDRAWALS FROM THE PLAN

Under certain circumstances, you may be permitted to withdraw money from one or more of your Plan accounts. However, depending on your age or circumstances, we may be required to withhold 20% of the distribution to pay federal income taxes, and certain excise or “penalty” taxes may apply to amounts withdrawn from a qualified Plan. The rules regarding each distribution may be different, and will also depend upon from which Plan account your distribution is taken.

Limitations on an in-service withdrawal: (1) an in-service withdrawal is subject to any limitations or restrictions applicable to the Investment Options in which your account(s) are invested; (2) the minimum amount that you can withdraw from each of your account(s) at any time is $500; and (3) you may not be able to take an immediate distribution from your account(s) if the Plan is terminated or if a notice of Plan termination has been issued.

Under no circumstances will amounts withdrawn from your account reduce your account balance below the outstanding balance of any loans from your account.

See the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

After-Tax Contribution Account

You may withdraw all or any portion of your After-Tax Contribution account (After-Tax Contributions made prior to January 1, 1989), subject to the limitations noted above. Note, if the amount of your After-Tax Contribution account is less than $500, you must withdraw the entire amount.

Company Contribution Account

You may withdraw all or any portion of the vested balance credited to your Company Contribution account only after amounts credited to your After-Tax Contribution account (if any) have been withdrawn. If you have been a participant in this Plan for less than 5 years, however, you will be permitted to withdraw only matured Company Contributions (please see the discussion of “matured” versus “non-matured” Company Contributions in the section entitled “Company Contributions” above). In addition, any distribution from your Company Contribution account is subject to the limitations noted above.

Rollover Contribution Account

You may withdraw all or a portion of your Rollover Contribution account in the Plan, subject to the limitations noted above. In addition, amounts that were rolled over to the Plan may not be withdrawn for 2 years from the date of the rollover unless you have been credited with at least 5 years of Plan participation (if the rollover was from a plan sponsored by one of our affiliates, the Committee may determine that the 2-year restriction period is measured from the date the contribution was made by that company).

Roth 401(k) Rollover Contribution Account

You may withdraw all or a portion of your Roth 401(k) Rollover Contribution account, however, the withdrawal from any Roth 401(k) Rollover Contribution account will be subject to the 5-year rule. This means that you must have had your Roth 401(k) rollover account for a minimum of 5 years from the date your Roth 401(k) account was established to the date of your withdrawal before you can avoid tax on your withdrawal, even if you are at least age 59½. In addition, the withdrawal is subject to the limitations noted above.

Pre-Tax Contributions and Roth 401(k) Contributions

If you have no After-Tax Contribution account, or amounts credited to such account have already been distributed to you, and you have already taken all amounts available to you from your Company Contribution accounts (vested and/or matured amounts), and you have attained age 59½, you may withdraw all or any portion of your Pre-Tax Contribution account and Roth 401(k) Contribution account, subject to the limitations noted above.

Hardship Withdrawals

If you have no balance in your After-Tax Contribution account, Company Contribution account (or if not available for distribution because of “vesting” or “maturing” rules), or your Rollover Contribution account, and you have not yet attained age 59½, you may be able to withdraw amounts attributable to Pre-Tax Contributions and Roth 401(k) Contributions (not including earnings) if you are experiencing a financial hardship.

The following expenses constitute immediate and heavy financial need for purposes of qualifying for a hardship withdrawal from your Pre-Tax Contribution and/or Roth 401(k) Contribution account(s):

●	Medical expenses for you, your spouse or eligible dependents, that are not reimbursed by any medical insurance plan;

●	The purchase (excluding mortgage payments) of a principal residence for you;

●	Payment of tuition and related educational fees (including room and board) for post-secondary education for the next 12 months for you, your spouse or your dependents;

●	Payment of amounts needed to prevent the foreclosure of, or your eviction from, your primary residence;

●	Burial or funeral expenses for your deceased parents, spouse, children or dependents; or

●	Expenses for the repair of damage to your principal residence that would qualify for the casualty deduction under Code section 165, determined without regard to Code section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income.

The withdrawal must be demonstrably necessary due to your immediate and heavy financial need, and the withdrawal cannot exceed the exact amount required to meet the hardship. However, the hardship withdrawal may include an amount necessary to pay any taxes and penalties associated with the withdrawal.

In order to be deemed to meet the immediate and heavy financial need requirement, you must first have taken all distributions (other than hardship distributions) currently available under all plans that we and our affiliates maintain.

Request an In-Service Withdrawal

To request an in-service withdrawal, log on to www.LincolnFinancial.com. On the Retirement page, there is a section on the left entitled “My Current Account Balance”. Near the bottom of this section, click on “Get Forms” then “Distribution Request” or “Hardship Distribution Request” under “Moving Money To/From Account” or call the Lincoln Customer Contact Center at 800-234-3500. At your election, the Plan Trustee will deliver securities and cash from the applicable Plan account(s), or a total cash distribution, based upon the current market value or any applicable current redemption value of the securities in your Plan accounts as of the date of withdrawal. See the section below entitled “Fractional Shares” for information regarding the settlement of fractional share interests in the LNC Stock Fund.

PARTICIPANT LOANS

The Plan permits you to take a loan against your account and make payments with interest back to your account.

For information regarding the Plan’s loan feature, please see the Supplement on Plan Loans (“Supplement”), which is a supplement to and part of this Summary Plan Description & Prospectus. The Supplement describes the Plan’s loan feature and the terms and conditions that apply to receiving and repaying Plan loans.

If you have questions about Plan loans after reading the Supplement, or if you need a copy of the Supplement, please contact the Lincoln Customer Contact Center at 800-234-3500.

To request a loan, log on to www.LincolnFinancial.com. On the Retirement page, there is a section on the left entitled “My Current Account Balance”. Near the bottom of this section, click on “Loan Information” then “New Loan Request” or call the Lincoln Customer Contact Center at 800-234-3500.

LUMP SUM DISTRIBUTIONS

You, or your beneficiary or legal representative in the event of your death, will be entitled to the full value of your Pre-Tax Contribution, Roth 401(k) Contribution and Company Contribution accounts, as well as any amounts credited to your Rollover Contribution, Roth 401(k) Rollover Contribution and/or After-Tax Contribution accounts upon the date of your termination of service by reason of death, Disability or Retirement (Disability and Retirement are defined in the section entitled “Vesting” above). Part or all of these accounts may be forfeited if your termination occurs under other circumstances.

Your Plan account will be paid to you in a lump sum distribution, unless you are eligible to have your Plan account distributed to you in the form of periodic payments, or installments (see the section entitled “Periodic Payments” below). Alternatively, you may elect to use your entire Plan account to purchase a group deferred annuity, in accordance with rules established by the Committee.

If you terminate service and receive a Plan distribution prior to attaining age 55, tax penalties may apply. For a more detailed discussion of the tax consequences associated with taking distributions from the Plan, please see the section entitled “Federal Income Tax Consequences” below.

●	At the time of your termination, you may request a withdrawal of your vested account balance by logging on to www.LincolnFinancial.com or calling the Lincoln Customer Contact Center at 800-234-3500. If your account balance is under $1,000, it will automatically be distributed to you in a lump sum, and you will not be permitted to defer the receipt of your benefit.

●	If, at the time of your termination, your account balance is over $1,000, you may elect to defer your distribution to no later than the April 1st following your attainment of age 72 (or age 70½ if you were born before July 1, 1949).

●	If you make no election and your account balance is over $1,000, distribution of your account balance will be automatically deferred until the April 1st following your attainment of age 72 (or age 70½ if you were born before July 1, 1949).

Distribution at Retirement

You are entitled to the full value of all amounts credited to your Plan accounts (including any non-vested Company Contributions) upon Retirement. If you Retire before attainment of age 72 (or age 70½ if you were born before July 1, 1949), you may elect to defer distribution of your Plan accounts to no later than the April 1st of the year following the year in which you attain age 72 (or age 70½ if you were born before July 1, 1949).

Distribution at Disability

If you terminate as the result of a Disability, you are entitled to the full value of all amounts credited to your account. You may request that your distribution under the Plan begin at any time. In most cases, early distribution of your Plan account because of Disability will not result in the 10% excise or penalty tax described in the section entitled “Federal Income Tax Consequences” below. Proof of your Disability, including evidence as to the permanence and degree of your impairment, must be supported by medical evidence and provided to the Plan Administrator upon request.

Distribution at Death

Upon your death, your spouse, if you are married at the time of your death, or your beneficiary, if you are single at the time of your death, will be entitled to the full value of all amounts credited to your Plan accounts established for you under the Plan, including any unvested amounts. Your “spouse” means the person to whom you are married at the relevant time provided that the marriage between you and such individual is legally recognized as valid under any state law.

Distribution at Termination

If your valid active benefits eligible contract as a full-time life insurance salesperson is terminated (other than by reason of Retirement, Disability or death), or you become ineligible to participate in this Plan and you are not employed with any of our affiliates, you will be entitled to the value of your Pre-Tax Contributions, Roth 401(k) Contributions, any After-Tax Contributions, any Rollover Contributions, any Roth 401(k) Rollover Contributions and any vested Company Contributions. Non-vested Company Contributions and any earnings thereon will be forfeited.

Form of Distribution

If you have invested in Investment Options other than the LNC Stock Fund, you will generally not receive a pro-rata share of the underlying securities or other assets in which each Investment Option is invested at the time of your distribution. Although the Plan Administrator may have the discretion to direct the Plan Trustee to make an in-kind distribution from an Investment Option, usually the Plan Trustee will distribute in cash the value of your proportionate share of any Investment Option in which you are invested. Distributions from the LNC Stock Fund will be made in whole shares unless you elect that it be paid in cash. (See the section entitled “Fractional Shares” below for treatment of fractional share interests in LNC Common Stock.)

PERIODIC PAYMENTS OF DISTRIBUTIONS

At Retirement

As an alternative to taking a lump sum distribution from the Plan, you may elect to begin taking periodic withdrawals from your Plan account(s). These periodic withdrawals are limited to one per calendar year and must be at least equal to the greater of $1,000, or 20% of the value of your Plan account(s), or you may elect to have all of your account assets used to purchase a deferred annuity contract. LNC or an affiliate can provide you with information on their deferred annuity contracts. If you elect this alternative and have a balance in your Plan account when you attain age 72 (or age 70½ if you were born before July 1, 1949), this balance will be automatically distributed to you on the April 1st of the year following the year you attain age 72 (or age 70½ if you were born before July 1, 1949).

NOTE:	If there is an outstanding loan balance at the time of your Retirement, you must repay the entire amount before making periodic withdrawals from the distribution amount.

At Disability

If you become eligible for a distribution from the Plan as the result of Disability, as defined in the section entitled “Vesting” above, you may, as an alternative to taking a lump sum distribution, take periodic withdrawals. These withdrawals are limited to one per calendar year and must be at least equal to the greater of $1,000, or 20% of the value of your Plan account(s), or you may elect to have all of your account assets used to purchase a deferred annuity contract. LNC or an affiliate can provide you with information on their deferred annuity contracts.

NOTE:	If there is an outstanding loan balance at the time of your termination following Disability, you must repay the entire amount before making periodic withdrawals from the distribution amount.

At Death

As an alternative to taking a lump sum distribution of the entire balance of your Plan account(s) at the time of your death, your beneficiary may elect to leave the distribution in the Plan for up to 5 years and make periodic annual withdrawals during this 5-year period. These withdrawals are limited to one per calendar year and must be at least equal to the greater of $1,000 or 20% of the value of your Plan account(s). The account(s) must be entirely distributed no later than the end of the calendar year which contains the 5th anniversary of your death.

NOTE:	If there is an outstanding loan balance at the time of your death, your account balance will be reduced by any outstanding loan balance plus accrued interest before distribution.

Systematic Withdrawals

If you have terminated your valid active benefits eligible contract as a full-time life insurance salesperson, or are Retired, deceased, Disabled or an alternate payee named in a qualified domestic relations order, you can request the “Systematic Withdrawal” option that allows your benefits to be paid in the form of a series of periodic payments. The Systematic Withdrawal option is an automated disbursement that allows you to choose the amount and frequency of the distributions you receive (i.e., monthly, quarterly, semi-annually or annually). You can obtain a Systematic Withdrawal Request form by contacting the Lincoln Customer Contact Center at 800-234-3500. You have the flexibility to change your Systematic Withdrawal amount or duration of your payments at any time by submitting a new request form to Lincoln National Corporation 401(k) Plans, c/o Lincoln Retirement Services Co., P. O. Box 7888, Fort Wayne, IN 46801-7888 or fax the form to Lincoln National Corporation 401(k) Plans, c/o Lincoln Retirement Services Co. at 260-455-9943. During the payout period, your remaining account balance will stay invested in the manner you have elected.

Forfeitures of Accounts

Breaks-In-Service. A “break-in-service” occurs on the first month of the Plan Year following your termination. For purposes of this Plan, “termination” means the termination of your contract as a full-time life insurance salesperson with LNL (other than by reason of Retirement, Disability—as defined in the section entitled “Vesting” above—or death). A 5-year-break-in-service is a period of 5 consecutive Plan Years, beginning with the Plan Year in which you cease being a full-time life insurance salesperson, a general agent, or an employee of the Company or one of our affiliates on the last day of each Plan Year. In the event that you forfeit amounts in your Company Contribution account due to a break-in-service, and you do not incur a 5-year-break-in-service, such forfeited amount will be re-credited to your Company Contribution account upon your return to service as a full-time life insurance salesperson, a general agent, or our employee, and such accounts will continue to vest in accordance with the Plan’s vesting schedule. For the purposes of determining a break-in-service, any Plan Year in which you are absent from work on the last day of the Plan Year on account of your pregnancy; the birth of your child; the placement of a child in connection with your adoption of that child; or the care of a child for a period beginning immediately after a child’s birth or placement because of the preceding three reasons, and you are a full-time life insurance salesperson under the Federal Income Contributions Act, a general agent, or an employee of the Company or of one of our affiliates on the last day of the Plan Year following the Plan Year in which your absence occurs, will not be counted in determining the break-in-service. If you are no longer a full-time life insurance salesperson, but not eligible to participate in the Plan and you become our employee, but are ineligible to participate in any other plan, no further contributions will be made on your behalf. You will, however, continue to earn vesting service.

FRACTIONAL SHARES

Interests in fractional shares of our common stock will not be distributed in-kind. Rather, fractional share interests in our common stock will be paid in cash based on the market value of LNC common stock on the valuation date immediately preceding the date of distribution or termination of service, as applicable.

BENEFICIARY DESIGNATION

You may designate a beneficiary or beneficiaries to receive any securities and cash to which you are entitled under the Plan in the case of your death. This may be done online at www.LincolnFinancial.com or through the Lincoln Customer Contact Center: 800-234-3500. Your beneficiary designation may also be changed or cancelled by you at any time through the website or through the Lincoln Customer Contact Center. Regardless of what you may have elected, if you are married on the date of your death, your surviving spouse will be deemed to be your beneficiary unless your surviving spouse has consented (in the manner required by the Code) to another individual(s) being your beneficiary. (Your “spouse” means the person to whom you are married at the relevant time provided that the marriage between you and such individual is legally recognized as valid under any state law.) To name someone other than your spouse as beneficiary, you must submit a spousal consent and waiver form to LRSC. This can be obtained on the LRSC website. Periodically and whenever you have a significant life event, such as a divorce, you should review your beneficiary designation carefully and contact LRSC to change your beneficiary designation if desired.

If you do not have a beneficiary designation on file, or if your beneficiary dies before you and you have not named a contingent beneficiary, the value of your account will be payable to (1) your spouse; (2) if no spouse, to your child or children (with the share of any deceased child distributed among descendants of that child); (3) if none of the above, to your parents in equal shares or the entire amount to your surviving parent; (4) if none of the above, to your sibling(s); and (5) if none of the above, to the executor or administrator of your estate.

ASSIGNMENT AND QUALIFIED DOMESTIC RELATIONS ORDERS

No right or interest of any participant or beneficiary in the Plan is assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, except in connection with a loan from the Plan to a participant, or as provided under the terms of a qualified domestic relations order (“QDRO”) (as defined in Code section 414(p)) as determined by the Plan Administrator.

Upon our receipt of written notice from you or your spouse of a pending domestic relations order, a domestic relations restriction (“DRR”) will be placed on your Plan accounts. The DRR will be removed only upon notice that no domestic relations order is forthcoming, or upon final approval and disposition under a QDRO.

The Plan Administrator has established a sample form, special rules, and procedures relating to QDROs under this Plan. You may request a copy of these procedures and the sample form by contacting:

QDRO Consultants Co.
3071 Pearl Road
Medina, OH 44256
Attn: Lincoln National QDRO Compliance Team
Phone: (800) 527-8481
Fax: (330) 722-2735

AMENDMENT OR TERMINATION OF THE PLAN

By action of our Board of Directors or its delegates, we may terminate or amend the Plan or suspend the operation of any provision of the Plan, at any time, provided, however, that:

●	no amendment will be made that will result in the recovery by us of any part of a Company Contribution to the Plan, except under limited circumstances as may be provided under the trust agreement and permitted under the Code;

●	any amendment that affects the rights and duties of the Plan Trustee may be made only with the consent of the Plan Trustee;

●	no amendment of the Plan will affect your rights with respect to the continuance of vesting of such securities and cash attributable to Company Contributions or earnings thereon; and

●	upon the termination or suspension of the Plan, your rights to the amounts credited to your Plan account(s) as of the date of such termination or suspension will not be forfeitable.

ADMINISTRATION OF THE PLAN

Plan Trustee

The Committee has the authority to appoint one or more individuals or corporations to act as Plan Trustee. The Plan Trustee is responsible for the custody, investment, and distribution of Plan assets.

The Plan Trustee, Lincoln Financial Group Trust Company, Inc., is used in processing all contributions and distributions from the Plan. Lincoln Financial Group Trust Company, Inc. is also the principal bank through which LNC and the Company and their affiliates make payments to participants and beneficiaries. The Plan Trustee, in its capacity as trustee for various corporations and individuals, may own shares of LNC Common Stock for and on behalf of its beneficiaries.

The Plan Trustee serves pursuant to the terms of a written trust agreement. This agreement is available from the Company’s Human Resources Department or from the Plan Administrator for inspection on request by Plan participants. We may discharge or remove the Plan Trustee and appoint a successor Plan Trustee upon 30 days written notice to the Plan Trustee; provided, however, that such successor is a banking institution legally qualified to serve as a Plan Trustee. In case of discharge or removal, the Plan Trustee agrees to transfer the Trust assets to its named successor, and upon such transfer, the Plan Trustee will be discharged and relieved of its duties. In the event of discontinuance of the Plan, the Trust Agreement may be discontinued by action of the Company’s Board of Directors or the Committee; provided, however, that until all Plan assets in the Trust have been distributed, the Plan Trustee will retain all the rights and powers given to it by the Trust Agreement.

Plan Administrator

The Committee is the Plan Administrator and Named Fiduciary for the Plan. LNC’s Chief Executive Officer appoints Committee members. Each member of the Committee is a named fiduciary, as that term is defined by the Employee Retirement Income Security Act of 1974, as amended. Each Committee member, as a fiduciary, has the authority to control and manage the operation and administration of the Plan. Members of the Committee receive no compensation from the Plan. The Committee’s responsibilities include operating the Plan in accordance with its terms; enforcing its provisions in an equitable and non-discriminatory manner; determining all questions arising under the Plan (including determinations of eligibility and of benefits payable); and directing payments of benefits. In aid of its responsibilities, the Committee is empowered to adopt rules and procedures necessary for the proper and efficient administration of the Plan.

A Committee member may resign by giving LNC and the other Committee members 10 days written notice. In addition, LNC may remove a Committee member at any time by giving advanced written notice to the member and to the other Committee members.

The business address of the Committee is: Lincoln National Corporation Benefits Committee, c/o Jonmichael Daly, Chair, 150 N. Radnor Chester Road, Radnor, PA 19087-5238, Telephone (484) 583-1400.

Voting of Shares

Voting rights with respect to all securities held by the Plan will be exercised by the Plan Trustee or by a proxy solicited by the Plan Trustee. You have the right to direct the Plan Trustee in a voting of share equivalents with respect to any portion of your account invested in the LNC Stock Fund. If the Plan Trustee does not receive voting instructions from all participants, the shares for which the Plan Trustee did not receive instructions will be voted in the same proportion as the shares for which the Plan Trustee receives instructions.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the federal income tax consequences of participation in the Plan, and on distributions from the Plan, based on the current provisions of the Code and applicable regulations in effect as of the date of this prospectus. The actual tax consequences for any individual will depend on their circumstances. Detailed information about how taxes may affect your benefits and distributions under this Plan can be found in IRS Publication 575, Pension and Annuity Income, which is available on the public website of the IRS. YOU SHOULD CONSULT A QUALIFIED TAX ADVISER TO DETERMINE THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO YOUR INDIVIDUAL CIRCUMSTANCES.

Contributions. The Plan is a qualified employee benefit plan under Code section 401(a). Company Contributions to the Plan, as well as dividends paid on shares of LNC common stock held in the Plan, are deductible, subject to certain restrictions, by the Company for corporate federal income tax purposes under Code section 404(a). Although your Pre-Tax Contributions will not be subject to federal income tax, social security taxes and federal unemployment taxes will be withheld.

Earnings. In general, you will not be subject to federal income taxes on any earnings accruing with respect to Company Contributions, Pre-Tax Contributions, Roth 401(k) Contributions, and any After-Tax Contributions, Rollover Contributions or Roth 401(k) Rollover Contributions until such amounts are distributed to you.

Loans. You will not be taxed on loans from the Plan if the loans are repaid in accordance with its terms.

Distributions. Amounts distributed to you will be taxable as ordinary income to the extent that the amounts received exceed the amount of your After-Tax Contributions, if any. Until withdrawn, such After-Tax Contributions are referred to as “Net Unrecovered Contributions”.

Stock Distributions. With respect to the LNC Stock Fund, should you receive all or part of a lump sum Plan payment in the form of shares of LNC common stock (also referred to as an “in-kind delivery”), the excess of the fair market value on the date of a total distribution over its cost basis (the “net unrealized appreciation”) will not be taxed at the time of distribution. If stock is received other than in a total distribution, only the net unrealized appreciation attributable to nondeductible after-tax contributions will not be taxed at the time of distribution. However, if you receive a lump sum distribution of stock, you may elect to be taxed at the time of distribution under procedures prescribed by the IRS in accordance with Code section 402(e)(4).

When you are eligible to make a withdrawal or receive a distribution from the Plan, you may elect to have the value of the LNC Stock Fund paid to you in:

1.	Cash;

2.	Shares of LNC common stock; or

3.	A combination of cash and shares of LNC common stock.

The election can be specified on the Distribution Request form available from LRSC.

Should you elect to receive any shares of LNC common stock “in-kind”, you’ll receive notification from LNC’s transfer agent, Equiniti Trust Company (commonly referred to as “EQ”), when the shares have been re-registered in your name. EQ will then hold the shares until receiving direction from you.

Should you elect to receive any shares of LNC common stock “in-kind”, but paid instead to a “rollover institution”, EQ will send a credit notification statement to the rollover institution. The credit notification statement provides instructions to the rollover institution on how to transfer the shares to your account.

The process of receiving shares of LNC stock generally takes 10-17 business days following receipt of a Distribution Form in good order.

You should contact the Lincoln Customer Contact Center at 800-234-3500 with any questions.

Dividends on your LNC common stock that you elect to receive in cash are taxable income and are not subject to the 10% excise penalty described below. You will receive a Form 1099 DIV at year-end from LRSC, reported with your W-2 information.

The Plan is required to withhold 20% of any lump sum distribution to pay applicable federal income taxes (excluding amounts attributable to After-Tax Contributions), unless you roll over the distribution to an IRA or another qualified employer plan, as described below. If you receive payment of your benefit in the form of an annuity, however, you may elect whether to have federal taxes withheld from each payment.

In addition, you may be required to pay a 10% excise or penalty tax on the distributed amounts that are taxable. The 10% penalty will not apply in certain situations, including the following:

●	Your account is paid to you after age 59½;

●	Your account is paid to you after you terminate service with the Company and its affiliates on or after the date you reach age 55;

●	Your account is paid to you or your beneficiary(ies) because of your death or in most cases of Disability (as defined in the section entitled “Vesting” above);

●	You incur certain tax-deductible medical expenses for the year;

●	Payment is directed to another person pursuant to a QDRO;

●	Payment is made in substantially equal installments over your life expectancy or the joint life expectancy of you and your spouse/beneficiary (however, the Plan does not currently offer a lifetime annuity option); or

●	You roll over or directly transfer the taxable amount of your account to an IRA or another qualified employer-sponsored plan as defined by the Code (e.g., an IRA or individual retirement account or annuity or other qualified plan).

Roth 401(k) Contributions and Roth 401(k) Rollover Contributions. Your Roth 401(k) Contributions and Roth 401(k) Rollover Contributions are after-tax contributions and, as such, your contributions and earnings can be distributed to you tax-free if considered a “qualified distribution”. In order for a distribution from your Roth 401(k) Contribution and Roth 401(k) Rollover Contribution accounts to be considered a “qualified distribution” it must be taken after death, Disability or upon attainment of age 59½; and must occur at least 5 years after you make your first Roth 401(k) Contribution. You can roll your Roth 401(k) Contribution and Roth 401(k) Rollover Contribution accounts into a Roth IRA or to a new employer’s plan if it allows Roth 401(k) Contributions.

Rollovers. You can also delay paying applicable taxes if you roll over all or part of your distribution to another qualified employer-sponsored plan or individual retirement account (IRA). A rollover defers taxation of the taxable portion that is rolled over. The rollover can be “direct” or “indirect”. Indirect rollovers must be made within 60 days after receipt of the distribution and are subject to rules that differ from the direct rollover rules. If you do not elect a direct transfer of the entire lump-sum distribution, the Plan is required to withhold 20% of the taxable portion of the distribution to pay federal income taxes.

Generally, in cases where the participant has died, the same tax rules apply to distributions taken by the participant’s beneficiary as would have applied to the participant. A beneficiary who is the surviving spouse of the participant may be eligible to roll over the distribution. A non-spouse beneficiary of a deceased participant may roll over any amount inherited as beneficiary to an “inherited IRA” in accordance with IRS rules and regulations.

YOUR RIGHTS AND PROTECTIONS UNDER ERISA

The Plan is subject to many of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). ERISA requires certain kinds of reporting and disclosure of information regarding the Plan and its investments to government agencies and participants.

ERISA also imposes stringent standards of fiduciary responsibility, and prohibits transactions with parties-in-interest for which there is no available exemption. Because the Plan is an individual account and profit-sharing plan, it is not subject to the funding standards of Title I of ERISA or covered by the Plan termination insurance program of Title IV of ERISA, which is administered by the Pension Benefit Guaranty Corporation.

The Plan is intended to comply with ERISA section 404(c). If the Plan meets the various requirements of ERISA section 404(c), you are responsible for investing the assets in your Plan account(s) among the investment options offered, and neither we nor the Plan fiduciaries are liable for any investment losses you may experience as a direct result of your investments in the Plan. Among the requirements of section 404(c) is that you must be provided with meaningful investment information periodically, so that you are provided with the opportunity to exercise meaningful, independent control over the assets in your Plan account(s).

You can obtain more information about the Plan, including a description of the annual operating expenses of each Investment Option offered through the Plan, copies of financial reports for each Investment Option, and copies of the Plan’s confidentiality procedures. These materials may be made available at a nominal charge. Please contact Total Rewards, Retirement Plan Administration at (484) 583-1760 or c/o Lincoln Financial Group, 150 N. Radnor Chester Road, Suite D2, Radnor, PA 19087, for more information.

As a participant in the Plan, you are entitled to certain rights and protections under ERISA.

The Right to Receive Information About the Plan

ERISA provides that all Plan participants are entitled to:

●	Examine, without charge, at the Plan Administrator’s office and at other locations, all Plan documents, including insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

●	Obtain, upon written request to the Plan Administrator, copies of all Plan documents, including insurance contracts, copies of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor, the procedures for determining whether a court order qualifies as a “qualified domestic relations order” or as a “qualified medical child support order”, and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

●	Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report when requested.

●	Obtain a statement telling you whether you have a right to receive a plan benefit at normal retirement age and if so, what your benefits would be at normal retirement age if you stop working under the plan now. This statement must be requested in writing and is not required to be given more than once every 12 months. The plan must provide the statement free of charge.

The Right to Prudent Action by Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the persons who are responsible for the operation of the Plan. The persons who operate the Plan, called fiduciaries, have a duty to do so prudently and in the interest of Plan participants, and beneficiaries. Fiduciaries who violate ERISA may be removed and required to repay losses they have caused to the Plan.

No one, including a company, a union, or any other person, may fire or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising any of your rights under ERISA.

Enforce Your Rights

If your claim for Plan benefits is denied in whole or in part, a written explanation of the reason for the denial must be provided to you or to your designated representative. You have the right to have the Plan Administrator review and reconsider your claim. Under ERISA, there are steps that you can take to enforce the above rights.

For instance, if you request materials from the Plan Administrator and you do not receive them within 30 days, you may file suit in a federal court to obtain the information. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $110 a day until the materials are provided, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may sue for those benefits in a state or federal court (you should first check with the Plan Administrator on your claim and also use the Plan’s appeal process, as applicable). If you believe that the Plan’s fiduciaries are misusing the Plan’s money, or if you believe that you are being discriminated against for asserting any of your rights, you may seek assistance from the U.S. Department of Labor, or you may sue in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, however, the court may order you to pay these costs and fees, for example, if it finds your claim was frivolous. If you have any questions about the Plan, you should contact the Plan Administrator.

If you have any questions about this statement, or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at 866 444-EBSA (3272).

ERISA CLAIMS PROCEDURES

How to Claim Benefits

If your valid active benefits eligible contract as a full-time life insurance salesperson is terminated, you may request a withdrawal by logging on to www.LincolnFinancial.com. On the Retirement page, there is a section on the left entitled “My Current Account Balance.” Near the bottom of this section, click on “Get Forms” then “Distribution Request” under “Moving Money To/From Account”. You can download the form or request that the form is e-mailed to you. You can also request a form by calling the Lincoln Customer Contact Center at 800-234-3500. The completed form must be returned to the Lincoln Retirement Services Company (LRSC) using the address or fax number as noted on the form. All distribution checks will be mailed as soon as administratively possible as long as your form is in good order.

If you are filing a claim for Disability benefits, you will first need to file with the Chief Human Resources Officer or their delegate (“Disability Reviewer”) c/o Lincoln Financial Group, Corporate Benefits, 150 N. Radnor Chester Road, Suite D2, Radnor, PA 19087-5238.

If you or your beneficiary (collectively “claimant”) feels that you are not receiving a Plan benefit that you should, you may file a written claim for that benefit with the Lincoln National Corporation Benefits Committee through its delegate, LRSC, at Lincoln Retirement Services Company, LLC, 1301 South Harrison Street, Fort Wayne, IN 46802.

Denial of Claim. If a claim is denied in whole or in part, the Committee (or LRSC its delegate) will notify a claimant, in writing, of its decision.

Timing of Notice. In non-Disability cases, the notice of denial must be given within 90 days after the claim is received by the Committee (or its delegate). If special circumstances (such as a hearing) require a longer period, a claimant will be notified in writing, before the expiration of the 90-day period after the expected decision date and the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after expiration of the initial 90-day period.

If a claim of Disability is wholly or partially denied, the Disability Reviewer will notify a claimant of such adverse decision within 45 days after the claim is received by the Disability Reviewer. If the Disability Reviewer determines that an extension is necessary for reasons beyond their control, the Disability Reviewer may extend this period for an additional 30 days by notifying a claimant of the reasons for the extension and the date when they can expect to receive a decision. The Disability Reviewer may extend this period for a second 30-day period by again complying with the requirements applicable to the initial 30-day extension. If an extension is provided in order to allow a claimant time to provide additional information necessary to review the claim, the response deadlines applicable to the Disability Reviewer will be tolled upon the earlier of (A) the date 45 days after the date of the request for additional information or (B) the date the Disability Reviewer receives the additional information. Prior to wholly or partially denying a claim of Disability, a claimant will be provided, free of charge, with any new or additional evidence considered, relied upon, or generated, or rationale used, in making the benefit determination in connection with the claim. New evidence or rationale will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination is required to be provided in order to give a claimant a reasonable opportunity to respond prior to that date.

Content of Notice. The notice of a denial of claim will set forth:

➢	the specific reason(s) for the denial of the claim;

➢	a reference to specific provision(s) of the Plan on which the denial is based;

➢	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

➢	an explanation of the procedure for review of the denied or partially denied claim, including your right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

In addition, if the notice is in reference to a claim of Disability, the notice will set forth, if applicable, any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to a claimant upon request.

Appealing a Denied Claim

Request for Review of Denial - Appeals. Upon denial of a claim in whole or in part, a claimant (or authorized representative) has the right to submit a written request to the LNC Benefits Appeals Committee (“Appeals Committee”) for a full and fair review of the denied claim, and upon request and free of charge, to reasonable access and copies of all documents, records, and other information relevant to the claim for benefits and may submit issues and comments in writing. Appeals and requests for documents should be sent to Lincoln National Corporation Benefit Appeals Committee, 150 N. Radnor Chester Road, Suite D2, Radnor, PA 19087-5238.

Scope of Review. The review on appeal takes into account all comments, documents, records, and other information submitted by a claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Timing of Request for Review. A request for review of a claim on appeal must be submitted within 60 days (180 days in the case of a claim on appeal of Disability) after receipt by a claimant of written notice of the denial of the appeal. If a claimant fails to file a request for review within such time period, the appeal is deemed abandoned and a claimant is precluded from reasserting it.

Contents of Request for Review. If a claimant files a request for review, the request must include a description of the issues and evidence they deem relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

Special Procedures for Claim Appeal of Disability. Any claim of Disability will be first referred to, or filed with, the Disability Reviewer. If the claim is denied and a claimant wants a review of the denial, the Appeals Committee will conduct the review, without the Disability Reviewer if the Disability Reviewer is a member of such committee. This procedure is designed to ensure that the review is conducted by an entity different than the entity that issued the initial denial. The Appeals Committee must not give deference to the initial decision, and a review decision will be issued according to the time periods set out below. The Appeals Committee must provide the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

Denial Upon Review.

Timing of Denial Notice. In non-Disability cases, the Appeals Committee must render its decision on the review of the claim appeal no more than 60 days after receipt of the request for review, except that this period may be extended for an additional 60 days if the Appeals Committee determines that special circumstances (such as a hearing) require such extension. If an extension of time is required, written notice of the expected decision date and the reasons for the extension will be furnished to a claimant before the end of the initial 60-day period.

In Disability cases, the Appeals Committee must render its decision on the review of the claim appeal no more than 45 days after receipt of the request for review, except that this period may be extended for an additional 45 days if the Appeals Committee determines that special circumstances (such as a hearing) require such extension. If an extension of time is required, written notice of the expected decision date and the reasons for the extension will be furnished to a claimant before the end of the initial 45-day period. In such cases, if an extension is provided in order to allow a claimant time to provide additional information necessary to review the appeal, the response deadlines applicable to the Appeals Committee will be tolled until the earlier of (A) the date 45 days after the date of the request for additional information or (B) the date the reviewer receives the additional information. Prior to wholly or partially denying a claim of Disability, a claimant will be provided, free of charge, with any new or additional evidence considered, relied upon, or generated, or rationale used, in making the benefit determination in connection with the claim. New evidence or rationale will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination is required to be provided in order to give a claimant a reasonable opportunity to respond prior to that date.

Contents of Denial of an Appeal. If the Appeals Committee denies the claim appeal (i.e., makes an adverse determination), it will provide a prompt written decision setting forth:

➢	the specific reason(s) for the adverse determination;

➢	a reference to specific Plan provisions on which the adverse determination was made;

➢	a statement that a claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and

➢	a statement describing any voluntary appeal procedures offered by the Plan and a claimant’s right to obtain the information about such procedures and a statement of a claimant’s right to bring an action under section 502(a) of ERISA.

In addition, if the notice is in reference to the appeal or denial of a Disability claim, the notice will set forth, if applicable, any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to a claimant upon request.

Authority of the LNC Benefits Committee and the LNC Benefits Appeals Committee.

In fulfilling applicable responsibilities, the Committee (or its delegate LRSC), the Disability Reviewer, and the Appeals Committee will have full authority to interpret and apply in their discretion the provisions of the Plan. The decision of the Appeals Committee is final and binding upon any and all claimants and any person making a claim through or under them.

The decision upon review will be final. If the claim appeal is denied, the Appeals Committee will notify a claimant either in writing or electronically within the applicable day period specified above and will explain the specific reason(s) for denying a claimant’s appeal, the Plan provisions that support the decision to deny the appeal, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a). Claimants will not be entitled to challenge the Appeals Committee’s determinations in judicial or administrative proceedings without first complying with the Plan’s claims and appeals procedures. Any suit or legal action initiated by a claimant under the Plan must be brought no later than one year following a final decision on the claim for benefits.

The Committee and the Appeals Committee are fiduciaries under the Plan and each has complete authority and discretion to interpret and administer the Plan. As part of such authority, the Appeals Committee resolves all questions relating to eligibility, participation, coverage and the availability and payment of benefits under the Plan. Decisions of the Appeals Committee are final and binding on Plan participants. In addition, each committee may delegate any of its authority to any person or persons it selects.

IMPORTANT INFORMATION ABOUT THE PLAN

The Plan Sponsor:

The Plan Sponsor is The Lincoln National Life Insurance Company. The address is:

The Lincoln National Life Insurance Company

150 N. Radnor Chester Road

Radnor, PA 19087-5238

484-583-1400

As Plan Sponsor, The Lincoln National Life Insurance Company reserves the right to terminate or amend this Plan at any time.

The Plan Administrator and Named Fiduciary:

The Lincoln National Corporation Benefits Committee is the Plan Administrator and Named Fiduciary of the Plan. The Plan Administrator shall have the exclusive right to construe and interpret the terms of the Plan. Any correspondence with the Plan Administrator should be directed to:

Lincoln National Corporation Benefits Committee (“Committee”)

150 N. Radnor Chester Road

Suite D2

Radnor, PA 19087-5238

Telephone: (484) 583-1400

The Plan Trustee:

Benefits under the Plan are provided through the Plan’s Trust, the Trustee of which is the Lincoln Financial Group Trust Company, Inc. Contributions under the Plan are paid into the Plan’s Trust. The Trust is intended to meet the requirements of Code section 501(a) so all earnings on the Trust’s assets generally accumulate tax-free.

The Trustee’s address is:

Lincoln Financial Group Trust Company, Inc.

One Granite Place

Concord, NH 03301

Recordkeeper:

Lincoln Retirement Services Company, LLC (LRSC) is the recordkeeper for the Plan. The recordkeeper’s address is:

Lincoln Retirement Services Company, LLC

1301 South Harrison Street

Fort Wayne, IN 46802

Participating Employers:

The Lincoln National Life Insurance Company

Lincoln Life & Annuity Company of New York

Lincoln Financial Advisors Corporation

Plan Year:

January 1st through December 31st

Agent for Service of Legal Process:

General Counsel

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, PA 19087

Identification Numbers:

The Employer Identification Number assigned to The Lincoln National Life Insurance Company by the IRS is: 35-0472300.

The Employer Identification Number assigned to the Lincoln National Corporation Benefits Committee by the IRS is: 35-1620788.

The Plan number is 006.

Top Heavy Rules:

The Code provides a complicated set of rules for determining whether the Plan is “top heavy”. Stated simply, the Plan is top heavy if the value of aggregated account balances belonging to “key employees” exceeds the aggregated account balances belonging to the non-key employees. Key employees are generally officers and other highly compensated individuals.

If the Plan became “top heavy”, the Plan’s benefits and vesting schedule would be enhanced. We would notify you in the unlikely event that the Plan ever became top heavy.

General Legal Note:

The summary of the Plan contained in this prospectus is not intended to be the legally controlling Plan document. Where there is a discrepancy between the summary of the Plan and the terms and provisions of the Plan document, the terms and provisions of the Plan document control. Neither the Plan document, the summary of the Plan document contained in this prospectus, or your rights to any benefits provided under the Plan constitutes a contract of affiliation or employment.

VALUATION OF INVESTMENTS

Securities authorized for investment under the Plan will be valued each day the New York Stock Exchange is open for business. Depending on the type of security being valued, a determination of value is based on: the closing price of the security on an exchange on which such securities are listed; the average bid quotations for such securities; quotations from other sources deemed by the Plan Administrator to be reliable as fairly reflecting the market price or redemption price of the securities; the value as reported by an insurance company with respect to a segregated investment account in which the Plan invests; or the average sale or purchase price of the securities when the Plan Trustee is required to sell or purchase securities on the open market to comply with the requests of participants.

All of the Investment Options, including the LNC Stock Fund (discussed in more detail below), are unitized. That means that if you invest in any Plan Investment Option, you and other investors own a pro-rata portion of all of the securities that may be in the Investment Option (e.g., stocks, bonds, shares of mutual funds, or units of variable insurance trust funds other investment options – whatever the manager of the investment account has chosen to invest in to meet its investment objectives), as well as a pro-rata portion of the cash held by the Investment Option for liquidity purposes.

The value of a unit of any Investment Option is determined by adding the value of all securities in the Investment Option, plus the cash or value of the money market units, then dividing the total value of the account by the total number of outstanding units issued by the Investment Option. For the LNC Stock Fund, the value of a unit is calculated each day by dividing the current value of all LNC Common Stock in the account, plus any cash, by the total number of units allocated to participant Plan accounts. Some accounts, such as the LNC Stock Fund, hold units of a money market account rather than actual cash to satisfy liquidity needs. The cash or money market units are used to execute daily transactions, thus avoiding the need for the manager to sell shares of stock on the open market and wait to receive the cash proceeds from the sale to satisfy a participant’s transfer or redemption transaction.

The valuation date for loans, withdrawals and transfers is the date your request, via the Lincoln Customer Contact Center or www.LincolnFinancial.com, is received and confirmed, as long as your call is received prior to 4 p.m. (Eastern Time) on a business day (otherwise the next business day). The valuation date for all other distributions will be no later than the second business day after receipt of your correctly completed distribution form. The valuation date for participant contributions, Company Contributions and loan repayments is the date on or following a payday on which such payments are received by the Plan Trustee for investment.

YOUR INVESTMENT OPTIONS

Investment Supplement – Effective November 1, 2021

Depending on your investment needs and objectives, you may decide to concentrate or diversify the assets currently credited to your Plan accounts, among the various Investment Options described below. You may also wish to allocate any future contributions made to your Plan account--your Pre-Tax Contributions, Roth 401(k) Contributions and any Company Contributions (as defined in the section entitled “Company Contributions”) that you may be eligible to receive -- among these Investment Options.

LRSC is the Plan’s current recordkeeper and third-party administrator. LRSC will deem any investment direction(s) you give them to be continuing directions until you affirmatively change them. Your Company Contributions will be invested in the same Investment Options that you have elected for your Pre-Tax Contributions, or the Plan’s current default investment option if you have not provided LRSC with specific investment directions. If you have not provided LRSC with specific investment directions for your Plan accounts, LRSC will automatically invest your Pre-Tax Contributions and/or Roth 401(k) Contributions into the Plan’s current default investment option, the State Street Target Retirement Fund (a target-date fund) that most closely matches the year you attain age 65. The State Street Target Retirement Funds are considered a Qualified Default Investment Alternative under Department of Labor regulations. Contributions that are invested in a State Street Target Retirement Fund in the absence of your investment direction will remain in this Fund, unless and until you affirmatively elect to transfer such assets to another Investment Option.

Trading Restrictions & Other Limitations.

Unless prohibited by trading restrictions imposed by the Plan, the various Investment Options, or the rules and regulations pertaining to insider trading in LFG securities, you may change your investment directions with respect to future Pre-Tax Contributions, Roth 401(k) Contributions and any Company Contributions at any time. You may also transfer part or all of your current Plan account balances from one Investment Option to another Investment Option, again subject to any trading restrictions imposed by the Plan, the Investment Options involved, and our rules against insider trading. Any changes to your current investment directions, or transfers permitted among Investment Options, will be effective on the date the transaction is processed via www.LincolnFinancial.com, or through the Lincoln Customer Contact Center (800-234-3500).

If you are a Section 16 Insider of LNC, any reallocation of current investments from other Investment Options into the LNC Stock Fund, changes to your investment directions involving future contributions into the LNC Stock Fund (increasing or decreasing investment), and certain other transactions, will not be permitted at any time without pre-clearance through our Law Department. For officers and certain other employees, reallocations and changes to investment directions involving the LNC Stock Fund will be restricted to “open window” periods during which the individual is not restricted from trading. For more information about the trading restrictions relating to the LNC Stock Fund and whether they apply to you, please refer to the LFG Insider Trading & Confidentiality Policy, which is posted at: https://hrdirectdocs.lfg.com/misc/HR/Policies_Procedures/InsiderTradingPolicy.pdf .

Transfers out of the Lincoln Stable Value Account Option (“LSVAO”) and into an option that competes with the LSVAO may be subject to a “90-Day Equity Wash” requirement. If the wash requirement is in effect and you wish to move money out of the LSVAO and into a competing option, you must first “wash it” by moving the money into a (non-competing) equity investment option for a minimum of 90 days.  After the 90 days are up, the money can be moved into a competing fund without penalty or further restriction.  Of the current Investment Options, only the Macquarie Diversified Income Fund is considered a competing fund. However, because other “competing funds” may be available through the Self-Directed Brokerage Account (the “SDBA”), the SDBA may be considered a competing fund in the future.  The SDBA will be deemed a competing fund if the LSVAO balances of Plan participants who have a SDBA are 10% or more of the total stable value balances for the Plan. Currently the SDBA is not considered a competing fund. In the unlikely event the SDBA becomes a competing fund and you wish to move money from the LSVAO into the SDBA, you would need to move the money into one of the other non-competing Plan Investment Options first, leave it there for at least 90 days, and then move it into the SDBA.

The 90-Day Equity Wash requirement is only in effect if the current yield of the Barclays Stable Income Market Index fund is greater than the 5-year historical average of the fund. The 90-Day Equity Wash provision has not been in effect for the Plan since its conversion to LRSC in October 2008.

Transfers out of the LSVAO may also be limited or delayed during calendar quarters when current interest rates are higher than the five-year historical average. Any restriction will be announced approximately 3 weeks prior to placing the restriction in effect and will be announced through www.LincolnFinancial.com.

In order to prevent market timing, excessive trading, and similar abuses, the managers of the various Investment Options may impose additional trading restrictions or redemption fees triggered by certain kinds of trades or trading activities. In some cases, as disclosed in the Company’s policies, trades will be monitored to ensure compliance. For mutual fund investment options, please see the relevant prospectus for information on trading restrictions or applicable redemption fees. For collective investment trust options, please consult the relevant disclosure statements for such information. These documents are available online at www.LincolnFinancial.com, or by requesting them through the Lincoln Customer Contact Center: 800-234-3500. Other than the 90-Day Equity Wash requirement described above, the Lincoln Stable Value Account Investment Option is not subject to any market timing or excessive trading restrictions or redemption fees. The LNC Stock Fund is not subject to any market timing or excessive trading restrictions or redemption fees.

Investments in the Plan.

The Plan Trustee, Lincoln Financial Group Trust Company, Inc., will invest your contributions as soon as reasonably possible after receipt, and in accordance with your investment directions and the provisions of the Plan. In addition to purchasing shares of LNC common stock on the open market, the Plan Trustee may from time to time purchase authorized and unissued shares directly from us, or purchase outstanding shares directly from our shareholders. Under the terms of the Plan, certain fees, commissions, and other expenses for these transactions will be charged to your account in the Plan.

In deciding how to invest your Plan account, you should carefully consider which Investment Options are right for you. You should read the following information carefully when making Plan investment decisions about these Investment Options. You can find additional performance information online at www.LincolnFinancial.com. This information will help you to understand the investment choices and the differences among them. The information provided to you in the following description of Investment Options should not be construed as an investment recommendation for any particular Investment Option.

Comparative Performance of Investment Options

In general, the following table sets forth the annualized yield earned on the Investment Options currently offered by the Plan over certain periods of time—assuming the reinvestment of dividends and interest. All rates of return represent past performance and are not necessarily indicative of future performance. Many conditions affecting performance--such as inflation, business growth and interest rates--may be different in the future. Investment return and principal value may fluctuate and your investment in the future may be worth more or less than the original amount invested. The table below has been prepared to assist you in making your investment directions under the Plan. However, the value of this information is limited, and we recommend that you consult a qualified investment adviser before making any investment decisions.

The performance figures have been reduced to reflect some, but not all, of the fees and expenses affecting the Investment Option. Except as otherwise stated in the description of “Expense” for each Investment Option, the “Net Expense Ratio” of an Investment Option reflects reductions in the performance figures due to investment management fees, contract fees and other operating expenses.  Please see the description of “Expense” for each Investment Option for more detail about these fees and expenses, as well as for any additional fees and expenses which, if shown, would have the effect of further reducing the performance figures. In cases where the charges were not included, please note that the performance figures would be reduced if such expenses were deducted from performance data.

Investment Lineup as of November 1, 2021
Fund Performance – Average Annual Total Return*		Performance as of September 30, 2021					Expense Ratio %
Fund Name	Ticker/ Fund ID	QTR	1 Year	3 Years	5 Years	Inception Date	* 10 Yrs. Or Since Inception	Gross	± Net
Tier 1 – Asset Allocation Target Date Funds – Class W
State Street Target Retirement Income Fund	85744W267	0.24	11.71	7.98	6.53	6/30/2009	6.10	0.10	0.10
State Street Target Retirement 2020 Fund	85744W366	0.12	14.67	9.10	8.28	6/30/2009	8.80	0.10	0.10
State Street Target Retirement 2025 Fund	85744W358	-0.37	17.09	10.68	9.98	9/30/2009	10.09	0.10	0.10
State Street Target Retirement 2030 Fund	85744W341	-0.81	18.70	11.62	10.96	6/30/2009	10.90	0.10	0.10
State Street Target Retirement 2035 Fund	85744W333	-1.03	20.51	12.06	11.61	9/30/2009	11.44	0.10	0.10
State Street Target Retirement 2040 Fund	85744W325	-1.19	22.36	12.39	12.14	6/30/2009	11.90	0.10	0.10
State Street Target Retirement 2045 Fund	85744W317	-1.32	24.12	12.67	12.59	9/30/2009	12.13	0.10	0.10
State Street Target Retirement 2050 Fund	85744W291	-1.42	25.14	12.93	12.75	10/31/2009	12.22	0.10	0.10
State Street Target Retirement 2055 Fund	85744W283	-1.42	25.14	12.93	12.74	4/30/2011	12.22	0.10	0.10
State Street Target Retirement 2060 Fund	85744W275	-1.42	25.13	12.92	12.74	4/6/2015	9.98	0.10	0.10
State Street Target Retirement 2065 Fund	857480339	-1.41	25.15	---	---	12/31/2019	16.44	0.10	0.10

Tier 2 – Passive Core
State Street US Bond Index Fund – Class K	85744W259	0.04	-0.97	5.37	2.93	4/30/2009	2.99	0.040	0.040
State Street S&P 500 Index Fund – Class N	85744A869	0.56	29.92	15.94	16.86	10/1/1996	16.60	0.023	0.023
State Street Russell Small/Mid Cap Index Fund – Class K	85744W242	-3.09	41.46	15.67	16.43	6/30/2002	16.28	0.040	0.040
State Street Global All Cap Equity Ex-US Index Fund – Class K	85744W531	-3.00	24.45	8.35	9.23	3/31/2011	8.02	0.07	0.07

Tier 3 – Active Core
Lincoln Stable Value Account	---	0.74	3.00	3.00	3.00	5/1/1983	3.02	---	---
Macquarie Diversified Income Trust – Class B	556070308	0.00	2.21	6.94	4.26	1/28/2020	4.00	0.30	0.30
PIMCO Diversified Real Asset Collective Trust	999984PI2	4.46	-3.77	1.69	2.52	10/30/2009	2.01	0.41	0.41
Macquarie Large Cap Value Trust	556070100	0.00	29.27	6.48	9.41	6/29/2011	13.16	0.50	0.50
American Funds Growth Fund of America R6	RGAGX	1.05	30.43	19.24	20.12	12/1/1973	18.53	0.31	0.31
Delaware Small Cap Value Fund R6	DVZRX	-1.39	61.96	7.93	10.46	6/24/1987	---	0.72	0.72
Jackson Square Partners SMID-Cap Growth Trust – Class A	24610F884	-8.00	28.32	20.17	20.86	6/29/2011	18.09	0.75	0.75

Investment Lineup as of November 1, 2021
Fund Performance – Average Annual Total Return*		Performance as of September 30, 2021					Expense Ratio %
Fund Name	Ticker/ Fund ID	QTR	1 Year	3 Years	5 Years	Inception Date	* 10 Yrs. Or Since Inception	Gross	± Net
Acadian All Country World ex US Equity CIT – Class F	00426P787	-2.52	---	---	---	12/1/2020	---	0.55	0.55
MFS International Growth CIT-CL 4	55275K727	---	16.75	11.05	12.25	6/12/2007	10.51	0.58	0.58

Tier 4 – Specialty Option
LNC Stock Fund	99X760104	10.07	124.74	2.76	10.05	10/1/2008	17.57	---	---

The performance data above represents past performance; past performance does not guarantee future results.

*Average annual total return for period specified or since inception if the fund’s age is less than the number of years shown.

± Expense ratios are net of any temporary fee waiver currently in effect. Please see the description of “Expense” for each option for more detail.

Types of Investment Options

Collective Investment Trusts. A collective investment trust, or “CIT,” is an investment fund that is similar to a mutual fund in that it invests in stocks, bonds, and other investments. However, CITs are exempt from registration with the Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940 (the “1940 Act”) and are therefore not subject to the same fees, expenses and regulatory requirements—or regulatory protections—as mutual funds. CITs may only hold the assets of qualified retirement and government plans, including 401(k) plans, Taft-Hartley plans, profit sharing and cash balance plans, and governmental 457 plans. An investor in a CIT holds a “unit” of the CIT. This investment is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency, or entitled to the protections of the 1940 Act.

In addition to the quoted net expense ratios, other expenses, including legal, auditing, custody service and tax form preparation, investment and reinvestment expenses may apply with respect to your CIT investment. The PIMCO, Acadian, Jackson Square Partner and Macquarie CITs offered by the Plan are maintained by SEI Trust Company and the MFS International Growth Fund CIT is maintained by MFS Heritage Trust Company. The State Street CITs offered by the Plan are maintained by the State Street Bank and Trust Company.

Participation or investment in a CIT is governed by the terms of the trust and participation materials. An investor should carefully consider the investment objectives, risks, and charges and expenses of the CIT before investing. The disclosure statement for each CIT together with the declaration of trust contains this and other important information and should be read carefully before investing or sending money. For disclosure statements and the declaration of trust, please contact the Lincoln Customer Contact Center at 800-234-3500. You can also obtain information about the Investment Option lineup, including fact sheets on each option, at LincolnFinancial.com/retirementinfocenter.

Mutual Funds. Mutual funds invest in stocks and bonds and other investments and are registered with the SEC as an investment company under the 1940 Act. Investors in a mutual fund are “shareholders” in a fund with all of the rights and protections provided by the 1940 Act. With respect to a mutual fund investment option, an investor should carefully consider the investment objectives, risks, charges and expenses of the investment company before investing. The prospectus for the mutual fund contains this and other important information and should be read carefully before investing or sending money. For prospectuses, please contact the Lincoln Customer Contact Center at (800-234-3500), or visit www.LincolnFinancial.com. On the bottom left of the Retirement page, you will see a section called “My Balances” which lists your investments by percentage. Within the “My Balances” section, you can click on “Research Investments”, where you select “View Investment Details” next to the fund name and then the “Prospectus” tab. You can also obtain information about the Investment Option lineup, including fact sheets on each option, at LincolnFinancial.com/retirementinfocenter.

Insurance Products. The Lincoln Stable Value Fund is a fixed annuity issued by The Lincoln National Life Insurance Company, Fort Wayne, IN, 46802, on Form 28866-SV and state variations thereof. Guarantees are based upon the claims-paying ability of the issuer. Contributions received in any quarter will earn interest at the portfolio rate in effect for the quarter, with a minimum guaranteed interest rate.

Company Securities. The primary purpose of the LNC Stock Fund is to allow you to invest in the common stock of LNC. For a description of the risks associated with investment in the common stock of LNC, please refer to the Risk Factors in LNC’s filings with the SEC incorporated by reference herein (see the section entitled “Documents Incorporated by Reference” below).

Self-Directed Brokerage Account. The TD AMERITRADE Self-Directed Brokerage Account (“SDBA”) option was opened to allow you access to a broad range of investments, such as stocks, bonds and mutual funds. In order to have access to the Plan’s SDBA, you must review and complete a number of forms. These forms are available to you to download online at www.LincolnFinancial.com.

By establishing a SDBA within the Plan, you acknowledge that you, the Plan participant, and not the Plan fiduciary, are solely responsible for selecting investments through the SDBA, and that the Plan fiduciary has not vetted or screened any investments available through the SDBA.

If you have any questions about the instructions or forms, you can contact the Lincoln Customer Contact Center for assistance at 800-234-3500.

Risks Associated with the Investment Options

It is important to keep in mind one of the main axioms of investing: the higher the risk of losing money, the higher the potential reward. The reverse, also, is generally true: the lower the risk, the lower the potential reward.

As you consider investing in the Plan’s Investment Options, you should take into account your personal risk tolerance. Diversification within your investment portfolio can reduce risk. Recent events in the financial sector and the corresponding market volatility reinforces the importance of a well-diversified portfolio, which is one of the most effective ways to ride out short-term market fluctuations. When you diversify your portfolio – whether by investing in a ready-mixed fund with exposure to a number of investment sectors, or by investing in a number of funds representing different asset classes or styles – you can potentially reduce risk and increase your exposure to various market opportunities.

The Investment Options are subject to one or more risks which are described in summary fashion in the section entitled “Primary Risks” for each Option, and in greater detail in the prospectus materials (for mutual funds), disclosure statements (for collective investment trusts), and miscellaneous disclosure materials referenced in this document. Please remember that this Investment Supplement is only a summary of those primary disclosure materials, and is not intended to replace or supersede those materials. Before investing, you should review the full explanation of risks associated with each investment before making a decision to invest. Copies of the prospectuses and disclosure statements for mutual funds and collective investment trusts are available by contacting Lincoln Customer Contact Center at (800-234-3500), or visiting www.LincolnFinancial.com. You can also obtain information about the Investment Option lineup, including fact sheets on each option, at LincolnFinancial.com/retirementinfocenter.

The following are summaries of the prospectuses and disclosure statements related to the current Investment Option lineup. You should read the full prospectuses and disclosure statements for an explanation of the funds and risks involved in investing in any one of the funds.

Tier 1 – Asset Allocation Target Date Funds

(Target date funds provide a diversified portfolio that adjusts automatically based on the number of years remaining until retirement)

State Street Target Retirement Funds

●	Investment Objective: The State Street Target Retirement Funds (the “Funds”) seek an investment return that approximates, as closely as practicable, before expenses, the performance of a custom benchmark index (the “Index”) over the long term.

●	Investment Strategy: Each Fund seeks to achieve its objective by investing in a set of underlying State Street Global Advisors (SSGA) collective trust funds representing various asset classes. Each Fund (other than the State Street Target Retirement Income Fund) is managed to a specific retirement year (target date) included in its name. Over time, the allocation to asset classes and funds change according to a predetermined “glide path”. (The glide path represents the shifting of asset classes over time and does not apply to the Income Fund.) Each Fund’s asset allocation will become more conservative as it approaches its target retirement date. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of a portfolio, which may be a primary source of income after retiring. The allocations reflected in the glide path do not reflect tactical decisions made by SSGA to overweight or underweight a particular asset class based on its market outlook but rather management of each fund’s strategic allocation according to its glide path and applicable benchmark. Each Fund attempts to closely match the characteristics and returns of its custom benchmark as opposed to any attempts to outperform this benchmark. Once a Fund reaches its target retirement date, it will begin a five-year transition period to the State Street Target Retirement Income Fund. At the end of that five-year period, the allocation to stocks, real estate investment trusts and commodities interests exposure that will remain fixed at approximately 35% of assets. The remainder of the Fund will be invested in fixed-income securities.

●	Risk: SSGA measures and adjusts each Fund’s risk exposure over time given the Fund’s target retirement date. SSGA monitors the overall risk of the Fund, in order to avoid unintended risk related to the Fund’s target retirement date or other investment time horizon. SSGA attempts to manage risk by, among other things, monitoring asset allocations closely, maintaining diversification, and performing on-going investment reviews.

Investing involves risk including the risk of loss of principal. Generally, among asset classes, stocks are more volatile than bonds or short-term instruments. Stock values fluctuate in response to the activities of individual companies and general market and economic conditions and at times the risk level of the Fund may be greater than that of the US stock market in general, In addition, the Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal. Because the Target Date Fund invests in the shares of funds, the Target Date Fund indirectly invests in the same investments as listed for the various underlying funds. For a more detailed description of the various types of instruments in which the underlying funds may invest and their associated risk, please refer to each of the underlying fund’s prospectus.

●	Manager: State Street Global Advisors (SSGA)

●	Expense: 0.10%

State Street Target Retirement Funds
Diversification of Underlying Funds –
Target allocations among equities and fixed income, shown in percentages as of September 30, 2021

	2065	2060	2055	2050	2045	2040	2035	2030	2025	2020	Income
Equity	90.00%	90.00%	90.00%	90.00%	86.25%	81.25%	74.38%	66.00%	51.02%	34.62%	26.50%
State Street S&P 500 Index Fund	35.80	35.80	35.80	35.80	35.48	34.76	32.91	30.35	24.79	17.67	13.80
State Street Russell Small/Mid Cap Index Fund	15.95	15.95	15.95	15.95	14.11	11.96	9.85	7.96	5.72	3.60	2.60
State Street Global All Cap Equity Ex US Index Fund	38.25	38.25	38.25	38.25	36.66	34.53	31.61	27.69	20.51	13.35	10.10
Fixed Income	10.00%	10.00%	10.00%	10.00%	13.75%	18.75%	25.62%	33.12%	44.38%	56.88%	65.00%
State Street U.S. Long Government Bond Index Fund	7.00	7.00	7.00	7.00	7.00	7.00	7.00	5.78	2.28	0.00	0.00
State Street U.S. Short-Term Government/ Credit Bond Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.93	10.56	20.00
State Street U.S. High Yield Bond Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	3.02	5.33	6.54	7.00	7.00
State Street Intermediate U.S. Government Bond Index Fund	3.00	3.00	3.00	3.00	3.00	3.00	3.00	2.48	0.98	0.00	0.00
State Street U.S. Bond Index Fund	0.00	0.00	0.00	0.00	3.75	8.75	12.60	16.10	20.07	21.31	20.00
State Street 1-10 Year U.S. TIPS Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	3.44	12.58	18.00	18.00
Alternatives	0.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.88%	4.60%	8.50%	8.50%
State Street Global Real Estate Securities Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.88	3.38	5.00	5.00
State Street Bloomberg Roll Select Commodity Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.22	3.50	3.50

Tier 2 – Passive Core

(Passively managed, low cost index funds that track the returns of a market index)

State Street US Bond Index Fund – Class K

(Core Bond)

●	Investment Objective: The State Street Bond Index Fund (the “Fund”) seeks to offer broadly diversified, low cost exposure to the overall U.S. Bond Market. The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Bloomberg Barclays US Aggregate Bond Index (the “Index”) over the long term.

●	Investment Strategy: The Fund is managed using a “passive” or “indexing” investment approach, by which State Street Global Advisors (SSGA) attempts to replicate, before expenses, the performance of the Index over the long term. The Fund will not necessarily own all of the securities included in the Index. The Fund may attempt to invest in the securities comprising the Index, in the same proportions as they are represented in the Index. However, due to the diverse composition of securities in the Index and the fact that many of the securities comprising the Index may be unavailable for purchase, it may not be possible for the Fund to purchase some of the securities comprising the Index. In such a case, SSGA will select securities for the Fund that SSGA expects will provide a return comparable to that of the Index. The Fund’s return may vary from the returns of the Index. This Fund will not sell securities short. It is not a leveraged strategy and may invest in other investment funds, including those managed by SSGA and its affiliates.

●	Risk: SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index. SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Bonds generally present less short-term risk and volatility than stocks, but are subject to interest rate risk; the risk of issuer default, issuer credit risk, liquidity risk and inflation risk. These effects are usually more pronounced for longer-term securities. Any fixed income security sold or redeemed prior to maturity may be subject to a substantial gain or loss. In addition, the Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal. You should refer to the Fund’s Disclosure Document for a complete description of the risks of investing in the Fund.

Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.

●	Manager: State Street Global Advisors (SSGA)

●	Expense: 0.040%

State Street S&P 500 Index Fund – Class N

(Large Cap Core)

●	Investment Objective: The State Street S&P 500 Index Fund (the “Fund”) seeks to offer broad, low cost exposure to the stocks of large U.S. companies. The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the S&P 500 (the “Index”) over the long term.

●	Investment Strategy: The Fund is managed using a “passive” or “indexing” investment approach, by which State Street Global Advisors (“SSGA”) attempts to approximate, before expenses, the performance of the Index over the long term. SSGA will typically attempt to invest in equity securities comprising the Index in approximately the same proportion as they are represented in the Index. Equity securities may include common stocks, preferred stocks, depository receipts, or other securities convertible into common stock. The Fund may purchase securities in their initial public offerings (“IPOs”). In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index. In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question.

From time to time securities are added to or removed from the Index. SSGA may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, prior to or after their removal or addition to the Index. The Fund may at times purchase or sell index futures contracts or options on those futures, or engage in other transactions involving the use of derivatives, in lieu of investment directly in the securities making up the Index or to enhance the Fund’s replication of the Index return. The Fund’s return may not match the return of the Index.

This Fund will not sell securities short. It may use futures and other derivatives and is not a leveraged strategy. It may invest in other investment funds, including those managed by SSGA and its affiliates.

●	Risk: SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index. SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Equity securities are volatile and can decline significantly in response to broad market and economic conditions. Generally, among asset classes, stocks are more volatile than bonds or short-term instruments. Stock values fluctuate in response to the activities of individual companies, the stock market and economic conditions. At times, the risk level of the Fund may be greater than that of the U.S. stock market in general. The Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.

Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.

●	Manager: State Street Global Advisors (SSGA)

●	Expense: 0.023%

State Street Russell Small/Mid Cap Index Fund – Class K

(Small-Mid Cap Core)

●	Investment Objectives: The State Street Russell Small/Mid Cap Index Fund (the “Fund”) seeks to offer broad, low cost exposure to stocks of small and medium sized U.S. Companies. The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell Small Cap Completeness® Index (the “Index”) over the long term.

●	Investment Strategies: The Fund is managed using a “passive” or “indexing” investment approach, by which State Street Global Advisors (SSGA) attempts to match, before expenses, the performance of the Index over the long term. SSGA will typically attempt to invest in the equity securities comprising the Index in the same proportions as they are represented in the Index. Equity securities may include common stocks, preferred stocks, depository receipts, or other securities convertible into common stock. The Fund may purchase securities in their initial public offerings (“IPOs”). In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index. In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question.

From time to time securities are added to or removed from the Index. SSGA may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, prior to or after their removal or addition to the Index. The Fund may at times purchase or sell index futures contracts or options on those futures, or engage in other transactions involving the use of derivatives, in lieu of investment directly in the securities making up the Index or to enhance the Fund’s replication of the Index return. The Fund’s return may not match the return of the Index.

This Fund will not sell securities short. It may use futures and other derivatives and is not a leveraged strategy. It may invest in other investment funds, including, including those managed by SSGA and its affiliates.

●	Risk: SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index. SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Equity securities are volatile and can decline significantly in response to broad market and economic conditions. Generally, among asset classes, stocks are more volatile than bonds or short-term instruments. Stock values fluctuate in response to the activities of individual companies, the stock market and economic conditions. At times, the risk level of the Fund may be greater than that of the U.S. stock market in general. The Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.

●	Manager: State Street Global Advisors (SSGA)

●	Expense: 0.040%

State Street Global All Cap Equity Ex-US Index Fund – Class K

(International Equity)

●	Investment Objectives: The State Street Global All Cap Equity Ex U.S. Index Fund (the “Fund”) seeks to offer broad, low cost exposure to stocks of companies, ranging from small to large cap, in developed and emerging countries excluding the United States. The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the MSCI ACWI ex-USA IMI Index (the “Index”) over the long term.

●	Investment Strategies: The Fund is managed using a “passive” or “indexing” investment approach, by which State Street Global Advisors (SSGA) attempts to match, before expenses, the performance of the Index over the long term. SSGA will typically attempt to invest in the equity securities comprising the Index in the same proportions as they are represented in the Index. Equity securities may include common stocks, preferred stocks, depository receipts, or other securities convertible into common stock. Equity securities held by the Fund may be denominated in foreign currencies and may be held outside the US. In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index. In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question. A portfolio may also invest in the securities of Chinese companies, normally restricted to residents of the People’s Republic of China (commonly known as “A Shares” or “China A Shares”), through the Stock Connect program or other channels. The Fund’s returns may vary from the returns of the Index. From time to time SSGA may purchase securities that are not yet represented in the index or sell securities that have not yet been removed from the Index.

From time to time securities are added to or removed from the Index. SSGA may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, prior to or after their removal or addition to the Index. SSGA may also utilize other pooled investment vehicles, including those managed by SSGA and its affiliates, as substitutes for gaining direct exposure to securities or a group of securities in the Index.

The Fund may at times purchase or sell index futures contracts or options on those futures, or engage in other transactions involving the use of derivatives, in lieu of investment directly in the securities making up the Index or to enhance the Fund’s replication of the Index return. The Fund’s return may not match the return of the Index.

This Fund may use futures and other derivatives. It may invest in other investment pools, including those managed by SSGA and its affiliates. It is not a leveraged strategy and will not sell securities short.

●	Risk: SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index. SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Equity securities are more volatile and can decline significantly in response to broad market and economic conditions. Generally, among asset classes, stocks are more volatile than bonds or short-term instruments. Stock values fluctuate in response to the activities of individual companies, the stock market and economic conditions. At times, the risk level of the Fund may be greater than that of the US stock market in general. Investments in emerging or developing markets may be more volatile and less liquid than investing in developed markets, and may involve exposure in economic structures that are generally less diverse and mature, and political systems which have less stability than those of more developed countries. Investing in foreign domiciled securities may involve risk of capital loss from unfavorable fluctuation in currency values, withholding taxes, from differences in generally accepted accounting principles or from economic or political instability in other nations. In addition, the Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.

Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.

●	Manager: State Street Global Advisors (SSGA)

●	Expense: 0.07%

Tier 3 – Active Core

(Actively managed investment options with a variety of objectives ranging from conservative to aggressive)

The Lincoln Stable Value Account (Insured Product) – Share B

(Capital Preservation)

●	Investment Objectives: This Investment Option seeks to provide a competitive current interest rate that translates into the highest possible return with the lowest level of risk while also offering the protection of principal. Contributions made to the Lincoln Stable Value Account in any quarter will earn interest at the quarterly-set portfolio rate. The portfolio rate is declared for the quarter and is in effect only for that quarter. The rate of return through September 30, 2021 is 3.0%. The rate of return is fixed quarterly (and is based on the 5-year average of the Barclays Stable Income Market Index plus 0.20% as of one month prior to the beginning of each quarter) but will never fall below the guaranteed minimum annual rate of 3.0%.

●	Investment Strategies: The Lincoln Stable Value Account, a fixed annuity, is part of the general account of The Lincoln National Life Insurance Company and is backed by the general credit worthiness and the claims paying ability of The Lincoln National Life Insurance Company. The general account invests in investment and non-investment grade public companies, U.S. government bonds, high-quality corporate bonds, and other high-quality asset classes in keeping with the investment policy statement for the portfolio.

●	Primary Risks: Credit Risk (the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that such companies or individuals will be unable to pay the contractual interest or principal on their debt obligations at all); Inflation Risk (the possibility that, over time, the returns will fail to keep up with the rising cost of living); Interest Rate Risk (the chance that bond prices overall will decline over short or even long periods due to rising interest rates); Liquidity Risk (the chance that the insured product is not backed by sufficient reserves to meet participant withdrawals, or would incur a market value adjustment or penalty for early withdrawal from one or more of its contracts); Manager Risk (the chance that poor security selection will cause the Stable Value Fund to under-perform other stability of principal investment options with similar objectives); Market Risk (the chance that the value of your investment will change because of rising (or falling) stock or bond prices). There is no government guarantee (such as the FDIC guarantee) protecting investments in the Lincoln Stable Value Account.

●	Manager: Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, is the registered investment advisor.

●	Expense: No asset charges are deducted from participant accounts; however, 0.10% is the investment management expense that The Lincoln National Life Insurance Company pays for the management of the underlying assets.

Macquarie Diversified Income Trust (Collective Investment Trust)

(Core Plus Bond)

●	Investment Objectives: The Macquarie Diversified Income Trust (the “Fund”) seeks maximum long-term total return, consistent with reasonable risk. The benchmark for the Trust is Bloomberg Barclays U.S. Aggregate Index.

●	Investment Strategies: The Fund allocates its investments principally among the following four sectors of the fixed income securities markets: U.S. Investment-Grade Sector, U.S. High Yield Sector, International Developed Markets Sector, and Emerging-Markets Sector. Macquarie Investment Management Advisers will determine how much of the Trust to allocate to each of the four sectors, based on its evaluation of economic and market conditions and an assessment of the returns and potential for appreciation that can be achieved from investments in each of the four sectors. There is no guarantee that the Trust will meet its investment objectives.

●	Primary Risks: There are risks involved with investing, including possible loss of principal. Fixed income securities and bond funds can lose value and investors can lose principal, as interest rates rise. Other impacts are due to economic conditions that hinder an issue’s ability to make interest and principal payments of its debt. The Fund may also be subject to prepayment risk, the risk that the principal of a fixed income security that is held by the Fund may be prepaid prior to maturity, potentially forcing the Fund to reinvest that money in a lower interest rate. High yielding, noninvestment grade bonds (junk bonds) involve higher risk than investment grade bonds. The high yield secondary market is particularly susceptible to liquidity problems when institutional investors, such as mutual funds and certain other financial institutions, temporarily stop buying bonds for regulatory, financial or other reasons. In addition, a less liquid secondary market makes it more difficult for the Fund to obtain precise valuations of the high yield securities in its portfolio. International investments entail risks including fluctuation in currency values, differences in accounting principal or economic or political instability. Investing in emerging markets can be risker than investing in established foreign markets due to increase volatility, lower trading volume, and higher risk of market closures. In many emerging markets, there is substantially less publicly available information and the available information may be incomplete or misleading. Legal claims are generally more difficult to pursue. If, and to the extent that, the Trust invests in forward foreign currency contracts or uses other investments to hedge against currency risks, the Trust will be subject to the special risks associated with those activities.

●	Manager: SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust. The Trustee has engaged Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, to act as the investment sub-advisor to the Trust.

●	Expense: 0.30% (Net of any applicable fund company waivers/reimbursements).

PIMCO Diversified Real Asset Collective Trust
(Real Assets)

●	Investment Objective: The objective of the PIMCO Diversified Real Asset Collective Trust (the “Fund”) is to seek real return which exceeds that of a benchmark consisting of a 40% weighting in the Barclays U.S. TIPS Index, a 25% weighting in the Bloomberg Commodity Indexsm, and a 35% weighting in the Dow Jones U.S. Real Estate Investment Trust Index (the “Benchmark”), consistent with prudent investment management. The Fund seeks to achieve its objective by investing under normal circumstances substantially all of its assets in units of the PIMCO Real Return Collective Trust, the PIMCO CommoditiesPLUS® Collective Trust and the PIMCO RealEstatePLUS Collective Trust (the “Underlying Funds”). The Fund’s return objective is to outperform the Benchmark measured over a full business cycle. There is no assurance that these objectives will be achieved. For more information regarding the Underlying Funds, please refer to the Underlying Funds’ investment objectives and policies contained in this Disclosure Memorandum.

●	Investment Strategies: The Fund is an actively managed portfolio designed to provide strategic exposure to three core real assets. Treasury Inflation-Protected Securities, commodities and real estate. The Fund seeks to outperform its Benchmark in two key ways. First, PIMCO has the flexibility to reallocate the Fund’s assets among the three real asset classes represented by the Underlying Funds based on its ongoing analyses of the global macro economy, including the fixed income, commodity, real estate and equity markets. As a result, the percentage invested by the Fund in each Underlying Fund may differ from the Benchmark weight. Second, PIMCO will gain expose to these markets by investing in the three Underlying Funds, which are each actively managed to outperform their respective underlying benchmarks. In managing the Fund, PIMCO employs both top-down and bottom-up strategies.

●	Primary Risks: There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include short sale, credit and counterparty, currency, emerging markets, foreign securities, not FDIC insured, high portfolio turnover, issuer, interest rate, market/market volatility, commodity, high-yield securities, industry and sector investing, mortgage-backed and asset-backed securities, other, underlying fund/fund of funds, derivatives notes.

●	Manager: SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust. The Trustee has engaged PIMCO to act as the investment adviser to the Trust.

●	Expense: 0.41%

Macquarie Large Cap Value Trust (Collective Investment Trust) – Share Class B

(Large Cap Value)

●	Investment Objectives: The Trust seeks long-term capital appreciation. The benchmark for this Trust is the Russell 1000® Value Index.

●	Investment Strategies: The Trust is invested primarily in securities of large-capitalization companies (with market capitalizations in the range of the Russell 1000.) The Trust’s adviser, Macquarie Investment Management Advisers, seeks securities believed to be undervalued in relation to their intrinsic value as indicated by multiple factors including earnings and cash flow potential. Macquarie Investment Management Advisers follows a value-oriented investment philosophy in selecting stocks for the Trust using a research-intensive approach.

●	Primary Risks: There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include currency, foreign securities, loss of money, not FDIC insured, country or region, active management, market/market volatility, equity securities, restricted/illiquid securities, derivatives, conflict of interest.

●	Manager: SEI Trust Company (“Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust. The Trustee has retained Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, to act as the investment advisor to the Trust.

●	Expense: 0.50%. The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody services fees, tax form preparation expenses, legal and other fees.

American Funds Growth Fund of America R6 (Mutual Fund)

(Large Cap Growth)

●	Investment Objectives: The Fund seeks to provide growth of capital. The benchmark for this Fund is the Russell 1000 Growth Index.

●	Investment Strategies: The Fund takes a flexible approach to growth investing, seeking opportunities in traditional growth stocks as well as cyclical companies and turnarounds with significant potential for growth of capital. The Fund invests in common stocks, convertibles, preferred stocks, US government securities, bonds and cash.

●	Primary Risks: There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include foreign securities, long-term outlook and projections, loss of money, not FDIC insured, growth investing, active management, issuer, market/market volatility.

●	Manager: Capital Research and Management Company is the registered investment advisor.

●	Expense: 0.31%

Delaware Small Cap Value Fund R6

(SMID Cap Value)

●	Investment Objectives: The Fund is a small cap value fund that seeks capital appreciation. The benchmark for this Fund is the Russell 2000 Value Index.

●	Investment Strategies: The Fund invests primarily in investments of small companies whose stock prices, in the portfolio managers’ opinion, appear low relative to their underlying value or future potential. Among other factors, the Fund’s investment manager, Delaware Management Company (Manager), considers the financial strength of a company, its management, the prospects for its industry, and any anticipated changes within the company that might suggest a more favorable outlook going forward. The Manager focuses on free cash flow in its individual stock selection, seeking companies that it believes have a sustainable ability to buy back shares, lower debt, and/or increase or initiate dividends. Under normal circumstances, at least 80% of the Fund’s net assets, plus the amount of any borrowings for investment purposes, will be in investments of small-capitalization companies (80% policy). The Fund considers small-capitalization companies to be companies with a market capitalization generally less than 3.5 times the dollar-weighted, median market capitalization of the Russell 2000® Index at the time of purchase. The Fund may invest up to 15% of its net assets in real estate investment trusts (REITs).

●	Primary Risks: There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include foreign securities, loss of money, not FDIC insured, capitalization, active management, interest rate, market/market volatility, industry and sector investing, other, restricted/illiquid securities, regulation/government intervention, management, real estate/REIT Sector.

●	Manager: Delaware Management Company, a series of Macquarie Investment Management Business Trust

●	Expense: 0.72%

Jackson Square Partners SMID Cap Growth Trust (Collective Investment Trust)

(Small-Mid Cap Growth)

●	Investment Objectives: The Trust seeks long term capital appreciation by investing primarily in common stocks of growth oriented companies. The Trust’s benchmark is the Russell 2500® Growth Index.

●	Investment Strategies: The Trust invests primarily in common stocks of growth-oriented companies that the adviser believes have long-term capital appreciation potential and expects to grow faster than the U.S. economy. The adviser particularly seeks the small- to mid-sized companies that address large market opportunities, which it defines as the likelihood that an individual company’s goods and/or services will be sold. The adviser uses the bottom up approach, seeking to select securities of companies, the adviser believes have attractive end market potential, dominant business models, and strong cash flow generation that are attractively priced compared to intrinsic value of the securities. The adviser also considers a company’s operational efficiencies, management’s plans for capital allocation, and the company’s shareholder orientation.

The Trust generally holds 25 to 35 stocks, although from time to time it may hold fewer or more names, depending upon the adviser’s assessment of the investment opportunities available.

●	Primary Risks: There are risks involved with investing, including possible loss of principal. Investments in the equities markets are subject to risk. Because the strategy expects to hold a concentrated portfolio of a limited number of securities, the portfolio’s risk is increased because each investment has a greater effect on the strategy’s overall performance.

●	Manager: SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust. The Trustee has retained Macquarie Investment Management Advisors, a series of Macquarie Investment Management Business Trust, to act as the investment adviser to the Trust.

●	Expense: 0.75%

Acadian All-Country World ex-US Equity CIT Fund– Class A

(International Equity)

●	Investment Objectives: The Acadian All-Country World ex-US Equity CIT Fund (the “Fund”) seeks long term capital appreciation by investing primarily in common stocks of international issuers. The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the MSCI ACWI ex-US Net Index (the “Index”).

●	Investment Strategies: In seeking to achieve its investment objective, Acadian Asset Management LLC (“Acadian”) invests the Fund in companies with a range of market capitalizations, including smaller capitalization companies. Acadian’s proprietary stock forecasts for risk, trading cost, liquidity and returns flow into an optimization system, which also incorporates any additional strategy-specific constraints and objectives to produce a list of buys and sells designed to achieve the best tradeoff, net of costs and subject to constraints, between expected return and risk. The buy and sell decisions are an objective end result driven by changes in expected return and risk. Stocks that are expected to add return and, to a lesser extent, to reduce risk (net of costs) are purchased, while stocks with lower expected return and, to a lesser extent, less diversifying in terms of risk are sold. While expected return estimates dominate the portfolio construction process, Acadian uses its risk forecasts as a secondary consideration to help choose between stocks with similar expected returns. The security return forecasting process combines security-level factor values to determine a peer group-relative forecast for each stock, along with a top-down forecast for each peer group. Portfolios normally are fully invested, with a minimal amount of cash. All final portfolio weights are the result of the optimization process.

●	Primary Risks: There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include equity risk, liquidity risk, small cap stocks risk, volatility of investment risk, turnover and trading cost risk, non-U.S. investment risk, emerging market securities risk, non-U.S. currency risk, trading in forward contracts to hedge currency risk, REITS risk. For specific definitions/explanations of these types of risks and additional risks, see the Acadian Declaration of Trust and Disclosure Statement, which documents can be requested by calling the Lincoln Customer Contact Center at 1-800-234-3500.

●	Manager: SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust. The Trustee has engaged Acadian Asset Management LLC, to act as the investment advisor to the Trust.

●	Expense: 0.55%. Acadian’s investment management fee is 0.45%. The Trust will be charged with certain operating expenses, including, but not limited to, custody fees, securities pricing fees, annual audit fees, tax filing fees, annual 5500 expenses, NSCC fees for CIT transactions via the NSCC system, website hosting and maintenance fees and manual trading fees. The operating expenses are capped at 0.10%.

MFS International Growth Fund (CIT)

(Foreign Large Growth)

●	Investment Objectives: The Fund’s investment objective is to seek capital appreciation. The Fund seeks to outperform the MSCI All Country World (ex-US) Growth Index over full market cycles. A full market cycle is defined as typically three to five years. MSCI All Country World (ex-US) Growth Index is a market capitalization index that is designed to measure equity market performance for growth securities in the global developed and emerging markets, excluding the U.S. No assurance can be given that the Fund will achieve it investment objective.

●	Investment Strategies: In seeking to achieve its investment objective, the Fund relies on a team of global research analysts to identify companies with the highest sustainable earnings growth rates in their industry, companies that are expected to deliver value through the continued compounding of a growing earnings stream, and companies whose stocks are poised for multiple expansions. Sector and country weightings are the residual of the bottom-up stock selection process, rather than the result of a top-down, macroeconomic outlook. The Fund seeks to be broadly diversified across countries and sectors.

●	Primary Risks: There are risks involved with investing, including possible loss of principal. Stock Market Risk, Company Risk, Currency Risk, Geographic Concentration Risk, Foreign, Risk, Emerging Markets Risk, Investment Selection Risk, Counterparty and Third Party Exposure Risk, Liquidity Risk and Active and Frequent Trading Risks and Temporary Defensive Strategy Risk.

●	Manager: MFS Heritage Trust Company (the “Trustee”) serves as the Trustee of the Trust. The Trustee is a subsidiary of Massachusetts Financial Service Company.

●	Expense: 0.58%. The Trustee will bear the Fund’s expenses such that a Fund’s annual administrative and operational expenses do not exceed the indicated expense caps as currently in effect (0.05%). The expense caps will continue until modified by the Trustee.

LNC STOCK FUND

●	Investment Objectives: This Investment Option is designed to provide participants with the opportunity to invest in LNC securities.

●	Investment Strategies: To achieve its objective, this Investment Option invests mainly in shares of the common stock of LNC (“LNC Common Stock”), but may also invest in cash or short-term money-market securities to provide the liquidity and flexibility necessary to sell or exchange units of the fund quickly and easily, generally on a daily basis. When the amount of short-term investments in the Fund fall outside the range of 2.5% to 3.5% of its net assets, LNC Common Stock is either bought or sold to bring the short-term investments back into the target range.

●	Primary Risks: There are risks involved with investing, including possible loss of principal. Investment-Style Risk and Market Risk. This is a non-diversified Investment Option, investing in the stock of a single issuer. It is therefore a riskier investment than an Investment Option that invests in a diversified pool of stocks of companies with similar characteristics as this account. For a description of the risks associated with investment in LNC Common Stock, see “Risk Factors” detailed in the most recently filed LNC Annual Report (10-K) and LNC Quarterly Reports (10-Q). It is a market-valued account, meaning that both the principal value and the investment return may go up and down based on the market price of the LNC Common Stock held in the Fund. For a more detailed description of LNC Common Stock. See “Lincoln National Corporation Common Stock” below.

●	Dividends: You have the option to receive your LNC Stock Fund dividends in cash or to reinvest them. Dividends paid with respect to your investment in the fund will be automatically reinvested and no action is required if you wish to reinvest your dividends. If you choose to receive your dividends in cash, your dividends will be paid by check as soon as administratively practicable after the dividend payment date. Only dividends from your investments in the LNC Stock Fund that have been in the Plan for at least two years can be distributed in cash.

If you are currently invested in the LNC Stock Fund, and would like to receive dividends in cash, you may change the default dividend reinvestment option by calling the Lincoln Customer Contact Center at 800-234-3500. Changes made by 4 p.m. (Eastern Time) on the last business day before dividends are paid will be applied to the dividends payable on February 1, May 1, August 1, and November 1. You may change this election as often as you wish, but only the last election on file before the deadline for the applicable dividend payment date will control.

You should be aware that choosing to receive your dividends in cash may result in a lower account value upon retirement, due to fewer assets in the Plan and diminished ability to leverage the power of pre-tax compounding of earnings.

●	Share Ownership: The LNC Stock Fund is a “unitized” stock fund and is the way you can invest in LNC Common Stock within the Plan. When investing in the LNC Stock Fund, you are purchasing units of the Fund, not actual shares of stock; the Fund owns actual shares of stock.

The “units” you own represent your pro-rata share of the Fund’s total assets.  The unit value is determined daily using the values of the underlying assets at the daily closing price of each asset. The same economic or market conditions and trends that cause the price of LNCs Common Stock to fluctuate will similarly influence the unit price of the LNC Stock Fund, although the LNC Stock Fund’s unit price and the market price of LNC Common Stock are likely to be different. Additionally, the percentage of short-term investments being held, bought or sold by the fund and any gains/losses realized on the sales of LNC Common Stock impact the investment returns of the unitized LNC Stock Fund.

You may become a direct owner of shares of LNC Common Stock through the Plan only when you take a withdrawal or distribution and elect to receive shares of LNC Common Stock.

●	Share Voting Rights: If you invest in this Investment Option, you will have “pass-through voting rights”. This means that Lincoln Financial Group Trust Company, Inc. will vote the shares in the manner that you direct, if you sign and return the proxy card in time. You will have voting rights for the number of shares in this Investment Option that is proportionate to the size of your investment. Otherwise, Lincoln Financial Group Trust Company, Inc. will vote your interest in the Investment Option in the same proportion as the other Plan participants who voted.

●	Trading Restrictions: Officers of LNC and certain other participants of LNC (“Restricted Employees”) with access to inside information are subject to regular quarterly trading restrictions imposed by LFG’s “Insider Trading and Confidentiality Policy” on any transaction, except normal payroll deductions, that might cause an increase or decrease in that person’s interest in the Fund. Except for trading under a written securities trading plan meeting the requirements of Rule 10b5-1, Restricted Employees may only engage in transactions to increase or decrease their interest in LNC Stock Fund during previously announced open window trading periods. Other participants may also be subject to trading restrictions under the Policy.

●	Account Manager: Lincoln Financial Group Trust Company, Inc.

●	Expense: 0.00%

BROKERAGE ACCOUNT

The TD AMERITRADE Self-Directed Brokerage Account (“SDBA”) option was opened to allow you access to a broad range of investments, such as stocks, bonds and mutual funds. In order to have access to the Plan’s SDBA, you must review and complete a number of forms. These forms are available to you to download online at www.LincolnFinancial.com.

By establishing a SDBA within the Plan, you acknowledge that you, the Plan participant, and not the Plan fiduciary, are solely responsible for selecting investments through the SDBA, and that the Plan fiduciary has not vetted or screened any investments available through the SDBA.

A quarterly maintenance fee will be deducted for investments in your SDBA.

If you have any questions about the instructions or forms, you can contact the Lincoln Customer Contact Center for assistance at 800 234-3500.

PLAN INTERESTS ARE SECURITIES

Persons participating in the Plan acquire an interest in the Plan assets held and administered by the Plan Trustee. This interest is itself a security and its acquisition entails the risk of loss as well as the possibility of gain. The character and extent of the participant’s interest in the Plan assets and his rights and options in relation thereto are discussed in detail in this prospectus. Before deciding to participate, participants should carefully read this prospectus and consider and assess the risks and opportunities in view of their individual situation.

LINCOLN NATIONAL CORPORATION COMMON STOCK

AND PREFERRED STOCK

General

Our restated articles of incorporation currently authorize the issuance of 800,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (“Preferred Stock”). As of November 1, 2021, we had 180,708,687 issued and outstanding shares of Common Stock.

The following descriptions of the classes of our capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of our restated articles of incorporation and our amended and restated bylaws, each of which are included as exhibits to the registration statement that includes this prospectus, the description of our Common Stock in our Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 28, 1969, including any amendments or reports filed for the purpose of updating such description, which is incorporated by reference into this prospectus, and the applicable provisions of the Indiana Business Corporation Law (the “IBCL”).

Common Stock

Transfer Agent and Registrar. Our Common Stock is traded on the New York Stock Exchange under the symbol “LNC”. The registrar and transfer agent is EQ Shareowner Services.

Voting Rights. Except as set forth below under “Anti-Takeover Considerations—Certain State Law Provisions”, each holder of record of our Common Stock is entitled to one vote for each share of our Common Stock held on all matters submitted to a vote of the shareholders, including election of directors. Holders of our Common Stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights. The holders of our Common Stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of Preferred Stock or other special classes of stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any Preferred Stock that may at the time be outstanding.

Preemptive Rights. Holders of our Common Stock do not have any preemptive or similar equity rights.

Preferred Stock

General. Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to 10 million shares of Preferred Stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of Preferred Stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding. We currently have no shares of Preferred Stock outstanding.

Anti-Takeover Considerations

Certain Provisions of LNC’s Amended and Restated Bylaws

Article I of our amended and restated bylaws provides that special meetings of shareholders may be only called (i) by the board of directors, (ii) by the Chairman of the board of directors or (iii) by the Secretary of the Company at the valid written request of shareholders of record who own, or are acting on behalf of one or more beneficial owners who own, continuously for at least one year as of the record date fixed in accordance with our amended and restated bylaws to determine who may deliver a written request to call such special meeting, capital stock representing ten percent (10%) of the voting stock (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of shareholders.

Article I of our amended and restated bylaws further provides that control shares (as discussed below) of the corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the corporation the statement required by the IBCL may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be redeemed by the corporation at their fair value pursuant to procedures authorized by a resolution of the board of directors.

Article I also gives the board of directors the authority to enter into any arrangement to direct the voting of any other person’s shares in connection with a change of control of LNC.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation”.  Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and has one of the following:

●	more than 10% of its shareholders resident in Indiana;

●	more than 10% of its shares owned by Indiana residents; or

●	1,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

EXPERTS

The consolidated financial statements of LNC appearing in the 2020 Form 10-K (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Plan appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2020 have been audited by Mitchell & Titus, LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Mitchell & Titus, LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC. As of November 12, 2021, Mr. Wilmer owns, or has the right to acquire, a number of shares of our Common Stock that represents less than 1% of the total outstanding shares of Common Stock of LNC. The validity of the interests in the Plan to which this prospectus relates will be passed upon for the Plan by Andrew J. Scanlon, Esquire, Vice President and Senior Counsel of LNC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is a combined prospectus, which is part of Registration Statements filed on Form S-1 and S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statements and the exhibits and schedules to the Registration Statements. For further information concerning us and the securities, you should read the entire Registration Statements and the additional information described under “Documents Incorporated by Reference” below. The Registration Statements have been filed electronically and may be obtained in the manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including certain of the additional information described under “Documents Incorporated by Reference” is also available on the Investor Relations page of our website at http://www.lfg.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document.

We incorporate by reference into this prospectus the following documents or information filed (File No. 001-06028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

●	Those portions of our Proxy Statement for our 2021 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on March 10, 2021, June 7, 2021, June 22, 2021, July 7, 2021, August 12, 2021, August 23, 2021, August 30, 2021, September 1, 2021 and September 15, 2021;

●	The description of our common stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description; and

●	LNL Agents’ 401(k) Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2020.

Each LNC document filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), copies of all documents constituting part of the prospectus for the Plan, and copies of the Plan.

Please direct your oral or written request to: Nancy A. Smith, Senior Vice President & Secretary, 150 N. Radnor Chester Road, Radnor, PA 19087, 484-583-1400, or nancy.smith3@lfg.com.

LNL Agents’ 401(k) Savings Plan

Audited Financial Statements and Supplemental Schedule

As of December 31, 2020 and December 31, 2019, and For the Year Ended December 31, 2020

The financial statements for the LNL Agents’ 401(k) Savings Plan are incorporated by reference from the Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2020, which is incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are estimates of all expenses incurred or to be incurred by us in connection with the issuance and distribution of our Common Stock to be registered, other than underwriting discounts and commissions of which there are none.

Registration fees	$18,718
Photocopying and Printing	5,000
Accounting fees	9,000
Miscellaneous	-0-
TOTAL	$32,718

Item 15. Indemnification of Directors and Officers

Our amended and restated bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

●	reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding; and

●	reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.

Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us. In addition, our directors have separate indemnification agreements providing the same general rights to indemnification as set forth above.

The indemnification and advancement of expenses provided for in our amended and restated bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our restated articles of incorporation.

Item 16. Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index shown below.

EXHIBIT INDEX

3.1	Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 14, 2017.
3.2	Amended and Restated Bylaws of LNC (effective November 1, 2021) are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 23, 2021.
3.3	Amended and Restated Bylaws of LNC (effective May 27, 2022) are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 30, 2021.
5.1	Opinion of Eric B. Wilmer, Esq., as to the legality of the securities being registered.
5.2	Opinion of Andrew Scanlon, Esq., as to the legality of the Plan Interests.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Mitchell & Titus, LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Eric B. Wilmer, Esq. (included in Exhibit 5.1).
23.4	Consent of Andrew Scanlon, Esq. (included in Exhibit 5.2).
24	Powers of Attorney (contained on the signature pages of this registration statement).

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however , that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(f)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g) The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 12th day of November, 2021.

LINCOLN NATIONAL CORPORATION

By:	/s/ Randal J. Freitag
Randal J. Freitag, Executive Vice President
and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, designates, constitutes and appoints Craig T. Beazer, Nancy A. Smith and Claire H. Hanna, and each of them (with full power and authority to act without the other), his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis R. Glass	Director, President and Chief Executive Officer	November 12, 2021
Dennis R. Glass	(Principal Executive Officer)

/s/ Randal J. Freitag	Executive Vice President, Chief Financial Officer and	November 12, 2021
Randal J. Freitag	Interim Chief Accounting Officer (Principal Financial and Accounting Officer)

/s/ Deirdre P. Connelly	Director	November 12, 2021
Deirdre P. Connelly

/s/ William H. Cunningham	Director	November 12, 2021
William H. Cunningham

/s/ Reginald E. Davis	Director	November 12, 2021
Reginald E. Davis

/s/ George W. Henderson, III	Director	November 12, 2021
George W. Henderson, III

/s/ Eric G. Johnson	Director	November 12, 2021
Eric G. Johnson

/s/ Gary C. Kelly	Director	November 12, 2021
Gary C. Kelly

/s/ M. Leanne Lachman	Director	November 12, 2021
M. Leanne Lachman

/s/ Dale LeFebvre	Director	November 12, 2021
Dale LeFebvre

/s/ Janet Liang	Director	November 12, 2021
Janet Liang

/s/ Michael F. Mee	Director	November 12, 2021
Michael F. Mee

/s/ Patrick S. Pittard	Director	November 12, 2021
Patrick S. Pittard

/s/ Lynn M. Utter	Director	November 12, 2021
Lynn M. Utter